UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Emeritus Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)      Amount Previously Paid:

2)      Form, Schedule or Registration Statement No.:

3)      Filing Party:

4)      Date Filed:

April 2, 2010

To the Shareholders of Emeritus Corporation:

You are cordially invited to attend the 2010 annual meeting of shareholders of Emeritus Corporation to be held at the Heritage Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, on Thursday, May 20, 2010, at 10:00 a.m., local time.  Our Board of Directors has fixed the close of business on March 22, 2010 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

The Notice of Annual Meeting and proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including the election of directors, the proposals for amendments to our 2006 Equity Incentive Plan and Amended and Restated Stock Option Plan for Non-Employee Directors to increase the number of shares reserved for issuance under those plans and for re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, and the ratification of KPMG LLP as our independent registered accounting firm.

Our Board of Directors recommends that you vote “FOR” each of the proposals described in this proxy statement.

Your vote is very important.  Please vote your shares promptly, whether or not you expect to attend the meeting in person.  To vote your shares, please refer to the instructions on the proxy card or voting instruction form, or review the section entitled “Voting of Proxies; Revocation of Proxies” beginning on page 3 of the accompanying proxy statement. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the annual meeting and vote in person.

This proxy statement is dated April 2, 2010 and is first being mailed to Emeritus shareholders on or about April 9, 2010.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2010

The annual meeting of shareholders of Emeritus Corporation will be held at the Heritage Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, on Thursday, May 20, 2010 at 10:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

1.	To elect four directors nominated by our Board of Directors into Class II of our Board of Directors to serve until the 2013 Annual Meeting of Shareholders;

2.
To approve an amendment to our 2006 Equity Incentive Plan to increase the number of shares available for awards under the plan from 3 million to 5.8 million and to re-approve the material terms of the performance goals in the plan for purposes of Section 162(m) of the Internal Revenue Code;

3.	To approve an amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors to increase the number of shares available for awards under the plan from 350,000 to 550,000;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2010; and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors recommends that you vote FOR the election of the director nominees, FOR the amendment to our 2006 Equity Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan, FOR the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

The Board of Directors has fixed the close of business on March 22, 2010, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.  Shareholders are cordially invited to attend the annual meeting in person.

To vote your shares, please refer to the instructions on the proxy card or voting instruction form, or review the section entitled “Voting of Proxies; Revocation of Proxies” beginning on page 3 of the accompanying proxy statement.

By order of the Board of Directors,

/s/ Daniel R. Baty Daniel R. Baty Chairman of the Board and Co-Chief Executive Officer

/s/ Granger Cobb Granger Cobb President and Co-Chief Executive Officer
Seattle, Washington

April 2, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 20, 2010

This Proxy Statement and the 2009 Annual Report are available at http://bnymellon.mobular.net/bnymellon/esc

i

ii

Page
SHAREHOLDER PROPOSALS	48
Submission of Shareholder Proposals for Inclusion in the Proxy Statement	48
Advanced Notice Procedures for Director Nominations and Other Business	48
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K	48
APPENDIX A	1
APPENDIX B	1
Directions	1

iii

THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement of Emeritus Corporation (“Emeritus”, the “Company”, “we” or “us”) is furnished in connection with the solicitation of proxies from the holders of our common stock by our Board of Directors for use at the 2010 annual meeting of our shareholders.  We are first making this proxy statement available to you on or about April 9, 2010.

Date, Time and Place of the Annual Meeting

The 2010 annual meeting of our shareholders will be held at the Heritage Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, on Thursday, May 20, 2010 at 10:00 a.m. local time.

Matters to be Considered at the Annual Meeting

The purpose of the annual meeting is to consider and vote on the proposals described below and any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

1.	To elect four directors nominated by our Board of Directors into Class II of our Board of Directors to serve until the 2013 Annual Meeting of Shareholders;

2.
To approve an amendment to our 2006 Equity Incentive Plan to increase the number of shares available for awards under the plan from 3 million to 5.8 million and to re-approve the material terms of the performance goals in the plan for purposes of Section 162(m) of the Internal Revenue Code;

3.	To approve an amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors to increase the number of shares available for awards under the plan from 350,000 to 550,000;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2010; and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Record Date; Shares Entitled to Vote

We have fixed the close of business on March 22, 2010 as the record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting.  Each holder of record of our common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the annual meeting.  No other shares of our capital stock are entitled to notice of and to vote at the annual meeting.  At the close of business on the record date, we had 39,281,831 shares of common stock outstanding and entitled to vote.

Voting of Proxies; Revocation of Proxies

If you vote your shares of Emeritus common stock by signing and returning the enclosed proxy in the enclosed prepaid and addressed envelope, your shares will be voted at the annual meeting as you indicate on your proxy, unless your proxy is revoked.  You are urged to mark the box on the proxy card, following the instructions included on your proxy card, to indicate how to vote your shares.  If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the election of Stanley L. Baty, Raymond R. Brandstrom, Granger Cobb and Richard W. Macedonia to our Board of Directors, “FOR” the approval of the amendment to our 2006 Equity Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan, FOR” the approval of the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010.

If you are a registered shareholder you may also vote your shares by accessing the Internet website specified in the printed proxy card and by following the instructions provided on the website.  Chapter 23B.07.220 of the Revised Code of Washington allows the electronic transmission of proxies to the person, firm, organization or agent who is holder of the proxy.  Alternatively, if you are a registered shareholder you may vote your shares by calling the telephone number specified in the printed proxy card and by following the instructions provided on the phone line.  If your shares are held in an account at a brokerage firm or bank, you must instruct such institution on how to vote your shares.  Your broker or bank will vote your shares only if you provide instructions on how to vote by following the voting instructions provided to you by your broker or bank.  If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares other than for the proposal relating to the ratification of the appointment of our independent registered public accounting firm.  Please refer to the information forwarded by your broker, bank or other holder of record to see what voting options are available to you.

You may revoke your proxy at any time prior to its use by delivering to the Corporate Secretary at the offices of Emeritus at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, a signed notice of revocation, by delivering a duly executed new, signed proxy prior to the annual meeting or, if you are a holder of record, by attending the annual meeting and voting in person.  If you hold your shares in “street name,” you must get a proxy from your broker, bank or other custodian to vote your shares in person at the annual meeting.  If you voted by the Internet or telephone and wish to change your vote, you may go to the Internet site or call the toll-free number specified in the proxy card or voting instructions, whichever is applicable to your earlier vote, and follow the directions for changing your vote.  Attendance at the annual meeting does not in itself constitute the revocation of a proxy.

Quorum; Broker Abstentions and Broker Non-Votes

A quorum, consisting of the holders of 19,640,917 shares (a majority of the shares entitled to vote as of the record date for the annual meeting), must be present in person or by proxy before any action may be taken at the annual meeting.  Broker non-votes and abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes present by proxy or in person at the annual meeting.  Shareholders are not entitled to cumulate votes in the election of directors.  The proposals to approve the amendment to our 2006 Equity Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan, the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors and to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm will be approved if a majority of the total votes cast on the proposals vote in favor of them.

Abstention from voting on any of the proposals will not affect the outcome of the proposals since no vote will have been cast for the proposals.  Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm.  Brokers do not have discretionary authority to vote on the election of our directors, the proposal to approve the amendment to our 2006 Equity Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan nor the proposal to approve the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors. Broker non-votes will not affect the outcome of these proposals because broker non-votes are not considered votes cast.

Expenses of Solicitation

We will bear the cost of soliciting proxies.  Certain of our directors, officers, and other employees, without additional compensation, will solicit proxies personally or by telephone or facsimile.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household.  Emeritus will promptly deliver a separate copy of this proxy statement to you if you write or call our Corporate Secretary at the following address or phone number:  3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, telephone: (206) 298-2909.  You may also access a copy of this proxy statement and our 2009 Annual Report at http://bnymellon.mobular.net/bnymellon/esc. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee, or, if you are a record holder, you may contact Emeritus, as applicable, at the above address and phone number.

Recommendation of Our Board of Directors

Our Board of Directors, by the unanimous vote of those directors present, approved the amendment to our 2006 Equity Incentive Plan and the material terms of the performance goals set forth in the 2006 Equity Incentive Plan and the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors.  The Audit Committee of our Board of Directors approved the appointment of KPMG as our independent registered public accounting firm.  The Nominating and Corporate Governance Committee of our Board of Directors recommended to our Board of Directors and our Board of Directors unanimously approved the nominations of Stanley L. Baty, Raymond R. Brandstrom, Granger Cobb and Richard W. Macedonia for election to our Board of Directors.

The Emeritus Board of Directors recommends that you vote “FOR” each of the nominees for election to our Board of Directors, “FOR” the approval of the amendment to our 2006 Equity Incentive Plan and the re-approval of the material terms of the performance goals set forth in the 2006 Equity Incentive Plan, FOR” the approval of the amendment to our Amended and Restated Stock Option Plan for Non-Employee Directors and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes.  One class is elected each year by the shareholders.  At the annual meeting, four directors will be elected to serve for a term of three years, expiring on the date of the annual meeting of shareholders in 2013.  If elected, the nominees will continue in office until a successor has been elected or until resignation or removal in the manner provided by our Amended and Restated Bylaws.  The names of the directors nominated for the terms, as well as the directors whose terms will continue after the annual meeting, are listed below. The biographies of each nominee and each continuing director contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Pursuant to the terms of a shareholders agreement entered into in connection with our September 2007 acquisition of Summerville Senior Living, Inc., which we sometimes refer to as Summerville or the Summerville acquisition, Mr. Daniel R. Baty and his affiliated entities (the "Baty shareholders"), Saratoga Partners IV, L.P., Saratoga Coinvestment IV, LLC, and Saratoga Management Company, LLC (the "Saratoga shareholders") and AP Summerville, LLC ("AP Summerville"), AP Summerville II, LLC ("AP Summerville II"), Apollo Real Estate Investment Fund III, L.P. ("AREIF III") and Apollo Real Estate Investment Fund IV, L.P. ("AREIF IV" and together with AP Summerville, AP Summerville II and AREIF III, the "Apollo shareholders") agreed to vote their shares to elect one representative designated by the Apollo shareholders, one representative designated by the Saratoga shareholders and one representative designated by the Baty shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the Summerville acquisition. Since 1999, Charles P. Durkin, Jr. has been nominated and elected under the prior and current arrangement as a representative of Saratoga.  The Apollo shareholders have designated Mr. Koenig as their representative pursuant to this shareholders agreement.  The Baty shareholders have designated Stanley L. Baty as their representative pursuant to this shareholder agreement.  In addition, pursuant to the shareholders agreement, the Baty shareholders, the Apollo shareholders and the Saratoga shareholders agreed to vote their shares to appoint Daniel R. Baty and Granger Cobb, our co-chief executive officers.

Nominees for Election

Class II Nominees For Terms Expiring in 2013

Stanley L. Baty (age 38), has served as a director of Emeritus since September 2004.  Mr. Baty is the son of Daniel R. Baty, Chairman of our Board of Directors and our Co-Chief Executive Officer.  Since November 1996, Mr. Baty has served as the Vice President of Columbia Pacific Management, Inc., where he is responsible for real estate related investment decisions.  Prior to that, from 1994 to 1996, Mr. Stan Baty was a financial analyst for Nomura Securities Corporation.  Mr. Baty brings to the Board experience in real estate investment and operations, acquisitions, and financial analysis.

Raymond R. Brandstrom (age 57), one of the founders of Emeritus, has served as a director of Emeritus since its inception in 1993.  From 1993 to March 1999, Mr. Brandstrom served as our President and Chief Operating Officer.  In March 2000, Mr. Brandstrom was elected Vice President of Finance, Chief Financial Officer and Secretary of Emeritus.  Upon completion of the Summerville acquisition, Mr. Brandstrom became our Executive Vice President—Finance, a position he held until his retirement on December 21, 2009.  From May 1992 to October 1996, Mr. Brandstrom served as President of Columbia Pacific Group, Inc. and Columbia Pacific Management, Inc., which are owned by Daniel R. Baty.  From May 1992 to May 1997, Mr. Brandstrom served as Vice President and Treasurer of Columbia Winery, a company previously affiliated with Mr. Baty that is engaged in the production and sale of table wines.  Mr. Brandstrom is a director and member of the audit committee of Red Lion Hotels Corporation, a publicly held company.  Mr. Brandstrom brings to the Board extensive healthcare industry experience in finance, financial reporting, real estate investment and operations.

Granger Cobb (age 49), has served as President and Co-Chief Executive Officer and as a director of Emeritus since September 2007, when we completed our acquisition of Summerville.  He served as President, Chief Executive Officer and director of Summerville from 2000 until the September 2007 acquisition.  Mr. Cobb joined Summerville in 1998 with its acquisition of Cobbco, Inc., a California-based assisted living company founded by Mr. Cobb in 1989.  Mr. Cobb is active in several industry associations and has served on the boards of the Assisted Living Federation of America (“ALFA”), the National Investment Center for the Seniors Housing & Care Industry (“NIC”), and the political action committees for ALFA and the California Assisted Living Association (“CALA”).  Mr. Cobb was president of CCK Health Care, Inc., a company which filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in 2004.  Mr. Cobb is the brother of Melanie Werdel, the Executive Vice President—Administration of our Company.  Mr. Cobb brings to the Board extensive executive management and operating experience in the senior residential, assisted living, and skilled nursing industries.

Richard W. Macedonia (age 66), has served as a director of Emeritus since November 2008.  Since September 2007, Mr. Macedonia has served as Chief Executive Officer Emeritus of Sodexo, Inc., a provider of integrated food and facilities management services. From January 2004 to September 2007, Mr. Macedonia served as Chief Executive Officer and Chief Operating Officer of Sodexo, Inc.  Mr. Macedonia began his career with Sodexho Alliance SA in 1968 as a unit manager in the Campus Services Divisions.  Mr. Macedonia held various positions at Sodexo and its affiliates, from June 2003 to 2007, including, Group Chief Operating Officer of Sodexo Alliance SA, Executive Vice President, President and Chief Executive Officer of Sodexo North America and President of Sodexho’s Health Care Services Division. He has served in various executive management positions with predecessor companies SAGA Corporation and Marriott International, Inc. and was appointed as a Division Vice President with Sodexo in 1998. Mr. Macedonia brings to the Board extensive executive experience in the food services, facilities management and healthcare services industries, as well as leadership in the areas of corporate diversity and best places to work practices.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE DIRECTOR NOMINEES.

Continuing Directors

Class III Directors Whose Terms Will Expire in 2011

Daniel R. Baty (age 66), one of the founders of Emeritus, has served as our Chief Executive Officer and as a director since its inception in 1993 and became Chairman of the Board of Directors in April 1995.  Since the completion of the Summerville acquisition in 2007, Mr. Baty has served as our Co-Chief Executive Officer.  Mr. Baty served as the Chairman of the Board of Directors of Holiday Retirement Corporation from 1987 to 2007 and served as its Chief Executive Officer from 1991 through September 1997.  Since 1984, Mr. Baty has also served as Chairman of the Board of Directors of Columbia Pacific Group, Inc. and, since 1986, as Chairman of the Board of Directors of Columbia Pacific Management, Inc.  Both of these companies are wholly owned by Mr. Baty and are engaged in developing independent living facilities and providing consulting services for that market.  Mr. Baty is the father of Stanley L. Baty, a current director of our Company.  Mr. Baty brings to the Board extensive executive and board level experience in real estate transactions and the domestic and international healthcare industries, including the areas of real estate transactions, operations, management and corporate finance.  Mr. Baty is currently our largest individual shareholder.

Bruce L. Busby (age 66), has been a director of Emeritus since April 2004.  Mr. Busby served as Chairman and Chief Executive Officer of The Hillhaven Corporation from 1993 until its merger with Vencor, Inc. in 1995.  Hillhaven was a publicly-held operator of skilled nursing facilities and other health care related businesses based in Tacoma, Washington.  Mr. Busby, who was a Certified Public Accountant for over thirty years, has been retired since 1995.  Mr. Busby brings to the Board extensive executive and board experience from the healthcare industry, particularly in accounting and operations.

Charles P. Durkin, Jr. (age 71), has served as a director of Emeritus since December 30, 1999.  Mr. Durkin is one of the founders of Saratoga Partners IV L.P, a private equity investment firm.  From September 1998 until his retirement in February 2008, he served as Managing Director of Saratoga Management Company LLC, the manager of Saratoga.  Mr. Durkin is currently a member of Saratoga Associates IV LLC, the general partner of Saratoga IV.  From September 1997 until he joined Saratoga Management Company, he was a Managing Director of SBC Warburg Dillon Read, Inc., the successor entity to Dillon, Read & Co., where Mr. Durkin started his investment banking career in 1966 and became a Managing Director in 1974. Mr. Durkin brings to the Board extensive finance and investment banking experience from a variety of industries.

Class I Directors Whose Terms Will Expire in 2012

Stuart Koenig (age 57), has been a director of Emeritus since September 2007, when we completed the Summerville acquisition.  Mr. Koenig has been associated with Apollo Real Estate Advisors since 1995 and is a partner and its Chief Financial Officer.  Prior to 1995, Mr. Koenig was a Vice President in the Real Estate Principal Investment Area of Goldman, Sachs & Co. where he served as Controller and Director of Investor Relations for the Whitehall real estate investment funds.  Mr. Koenig brings to the Board extensive executive experience in real estate and healthcare industry investments, investor relations, financial management and executive compensation.

Robert E. Marks (age 58), has been a director of Emeritus since July 2005.  From 1994 to the present, Mr. Marks has been the President of Marks Ventures, LLC, a private equity investment firm.  He is a director and Chairman of the Audit Committee of Denny’s Corporation, as well as a member of the Board of Trustees of the Fisher House Foundation and the Board of Trustees of The International Rescue Committee. Mr. Marks brings to the Board extensive finance, investment and executive compensation experience in the service industries.

David W. Niemiec (age 60) has served as a director of Emeritus since December 30, 1999.  He has been an Advisor to Saratoga Partners since 2001.  Mr. Niemiec was a Managing Director of Saratoga Partners from 1998 to 2001.  He also held various positions at Dillon, Read & Co. Inc. and its successor firm, SBC Warburg Dillon Read, from 1974 to 1998, including Vice Chairman, Chief Administrative Officer and Chief Financial Officer.  He is a director and member of the audit committee of OSI Pharmaceuticals, Inc., as well as a director, trustee and chairman of the audit committees of various Templeton Funds, which are internationally oriented mutual funds of the Franklin Templeton Investments group. Mr. Niemiec brings to the Board extensive investment banking and private equity experience, as well as finance and administrative expertise.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN AND THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SET FORTH IN THE 2006 EQUITY INCENTIVE PLAN

General

The Board of Directors, the Compensation Committee and our management all believe that the effective use of equity-based compensation has been integral to Emeritus’ success in the past and is vital to its ability to achieve continued strong performance in the future.  On April 1, 2010, upon the recommendation of the Compensation Committee and subject to the approval of our shareholders, the Board of Directors approved an amendment to our 2006 Equity Incentive Plan, or the 2006 Plan, to increase the number of shares of our common stock reserved for issuance by 2.8 million shares.  Under this amendment, the number of shares reserved for issuance under the 2006 Plan will increase from 3 million shares to 5.8 million shares.  If approved by our shareholders, this amendment will enable the Compensation Committee to continue to use the 2006 Plan, as amended and restated, for stock-based compensation.

In addition, the Board of Directors is asking our shareholders to re-approve the material terms of the performance goals for performance-based awards set forth in the 2006 Plan to provide Emeritus with the flexibility to grant awards under the 2006 Plan that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.  Under Section 162(m) of the Code, Emeritus is generally prohibited from deducting compensation paid to our principal executive officers and our three other most highly compensated executive officers (other than the principal financial officer) in excess of $1 million per person in any year.  However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.  In general, one of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our shareholders.  Shareholders last approved the performance goals for the 2006 Plan when they approved the 2006 Plan at the 2006 annual meeting of shareholders.

Summary of the Proposed Amendment

We are asking our shareholders to approve an increase in the number of shares of our common stock available for issuance under the 2006 Plan from 3 million to 5.8 million.  This increase will ensure that Emeritus is able to continue to grant awards to employees and other eligible participants in amounts determined appropriate by the Compensation Committee.

As of March 22, 2010, 191,492 shares remained available for the grant of new awards under the 2006 Plan.  Based on estimated usage, we currently anticipate depleting the shares remaining available for grant under the 2006 Plan by the end of 2010.  The Board believes that the additional 2.8 million shares for which shareholder approval is being sought will enable us to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required for our future performance.

Set forth below is a summary of certain important features of the 2006 Plan, as amended and restated, which does not purport to be a complete description of the 2006 Plan.  A copy of the complete text of the 2006 Plan, as amended and restated, is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by reference to the text of the 2006 Plan.  Please refer to Appendix A for more detailed information.

If the share increase and the re-approval of the performance measures set forth in the 2006 Plan are not approved by our shareholders, the 2006 Plan will continue as currently in effect.

Summary of Terms

Purpose.  The purpose of the 2006 Plan is to attract, retain and motivate our officers and employees by providing them the opportunity to acquire a proprietary interest in Emeritus and to align their interests and efforts to the long-term interests of our shareholders.  The 2006 Plan also allows us to provide the same opportunity to directors, consultants, agents, advisors and independent contractors.

Shares Available for Issuance.  Subject to shareholder approval, the 2006 Plan authorizes the issuance of up to 5.8 million shares of common stock.  The shares authorized under the 2006 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event.  Shares issued under the 2006 Plan will consist of authorized and unissued shares.

If an award granted under the 2006 Plan lapses, expires, or terminates without having been fully exercised or without the issuance of all the shares subject to the award or if an award is forfeited or surrendered, the unissued or forfeited shares subject to that award will again be available for issuance under the 2006 Plan.  Shares that are (i) tendered by a participant or retained by us as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash will be available for issuance under the 2006 Plan.  In addition, awards granted as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2006 Plan.

Administration.  The 2006 Plan is administered by our Compensation Committee.  The Compensation Committee, subject to the terms of the 2006 Plan, selects the individuals to receive awards under the 2006 Plan, determines the terms and conditions of all awards and interprets the provisions of the 2006 Plan.  The Compensation Committee’s decisions, determinations and interpretations are binding on all holders of awards granted under the 2006 Plan. Subject to the terms of the 2006 Plan, the Board of Directors may delegate administration of the 2006 Plan to one or more committees consisting of at least two members of the Board or to one or more senior executive officers within specific limits, including limits that no such officer may grant awards under the 2006 Plan to himself or to any person subject to Section 16 of the Exchange Act.

Eligibility.  Our officers, employees, directors, consultants, agents, advisors and independent contractors or those of our related companies are eligible to receive awards under the 2006 Plan.  Although we employ approximately 18,683 persons (including part-time employees), we have not in the past, and do not intend in the future, to consider most staff at the community level for awards under the 2006 Plan.  In view of this, at March 22, 2010, approximately 166 employees, including 12 executive officers, and ten directors were eligible to participate in the 2006 Plan.

Types of Awards

The 2006 Plan permits the granting of any or all of the following types of awards:  (i) incentive and nonqualified stock options, (ii) stock appreciation rights, (iii) stock awards, restricted stock and stock units, (iv) performance shares and performance units, and (v) other stock-based or cash-based awards.

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant.  The Compensation Committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the common stock on the date of grant (except for certain awards granted as substitute awards in connection with acquisition transactions).  Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock during regular session trading on the New York Stock Exchange.  As of March 22, 2010, the closing sales price for our common stock was $19.49.

The exercise price for stock options may be paid by an optionee in cash or by check, through a broker-assisted cashless exercise to the extent permitted by law, by delivery of previously owned shares (if permitted by the Compensation Committee) or by such other consideration permitted by the Compensation Committee.  The Compensation Committee also establishes the vesting schedule for each option granted and the term of each option, which term cannot exceed ten years from the date of grant.  If not provided otherwise in the instrument evidencing an option, options will typically vest in equal annual installments over four years.

Unless otherwise provided in the instrument evidencing an option, a participant generally will be able to exercise the vested portion of his or her option for (i) three months following termination of employment or services for reasons other than cause, retirement, disability or death and (ii) one year following termination due to retirement, disability or death.  If a participant is terminated for cause, all options held by that participant generally will automatically expire.  In no event will an option be exercisable after expiration of its term.

Stock Appreciation Rights (referred to as SARs).  The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2006 Plan or on a stand-alone basis.  SARs are the right to receive a payment per share upon exercise of the SAR in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted.  The Compensation Committee may impose conditions or restrictions on the exercise of an SAR as it deems appropriate; however, under the 2006 Plan, the grant price of a stand-alone SAR must be at least 100% of the fair market value of the common stock on the date of grant (except for certain SARs granted as substitute awards in connection with acquisition transactions), and the term cannot exceed ten years.  Payment upon exercise of an SAR may be in cash, stock, any combination of cash and stock or in any manner determined by the Compensation Committee.  Exercise of an SAR issued in tandem with a stock option will result in a reduction of the number of shares underlying the related stock option to the extent of the SAR exercised.

Stock Awards, Restricted Stock and Stock Units.  The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, that are subject to repurchase or forfeiture restrictions.  The repurchase or forfeiture restrictions may be based on continuous service with us or a related company or on the achievement of specified performance criteria, as determined by the Compensation Committee.  Stock units may be paid in stock, cash or a combination of stock and cash.

Performance Awards.  The Compensation Committee may grant performance awards in the form of performance shares or performance units.  Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to property other than stock.  Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the Compensation Committee.

Other Stock-Based or Cash-Based Awards.  The Compensation Committee also is authorized to grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2006 Plan and any other terms and conditions determined by the Compensation Committee.

No Repricing.  Without shareholder approval, the Board of Directors or the Compensation Committee may not (i) reduce the exercise price of outstanding options or stock appreciation rights or (ii) issue an option or amend an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.

Company Transaction and Change in Control

Unless otherwise determined at the time of grant of an award, in the event of a Company transaction that is not a change in control or a related party transaction (see terms defined below),

•
Immediately prior to the Company transaction, all outstanding awards, other than performance awards, will become fully and immediately exercisable and any restrictions and forfeiture provisions applicable to such awards will lapse, if and to the extent such awards are not converted, assumed or replaced by a successor company.

•
Performance shares or performance units earned and outstanding will become payable in full at their target level in accordance with the payout schedule for the award.  Any remaining performance awards for which the payout has not been determined will be prorated at the target payout level.  Deferrals or other restrictions not waived by the Compensation Committee will remain in effect.

•	Alternatively, the Compensation Committee can provide a cash-out for awards in exchange for their termination.

In the event of a change in control,

•	Options and SARs will become fully vested and exercisable and any restrictions applicable to restricted stock awards or stock units will lapse.

•
Performance shares or performance units will be considered earned at the target level and payable in full, and any deferral or other restrictions will lapse and such performance awards will be immediately settled or distributed.

•
Any restrictions and deferral limitations and other conditions applicable to any other awards will lapse, and such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

•	Alternatively, the Compensation Committee can provide a cash-out for awards in exchange for their termination.

“Company transaction” generally means (i) a merger or consolidation of Emeritus with or into any other company or other entity; (ii) a sale in one transaction or a series of related transactions of at least 50% of Emeritus’ outstanding voting securities; or (iii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Emeritus’ assets.

“Change in control” generally means (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions, or (ii) a change in the composition of the Board of Directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the Board cease to constitute at least a majority of the Board.

“Related party transaction” generally means a company transaction in which (i) the beneficial ownership of Emeritus or the resulting company remains the same with respect to at least 50% of the outstanding shares of common stock, and the combined voting power of the outstanding voting securities, in substantially the same proportions as immediately prior to the company transaction; (ii) no entity (other than Emeritus or an affiliate) will beneficially own 50% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities, unless such ownership previously existed; and (iii) Emeritus’ incumbent Board of Directors will constitute, after the Company transaction, at least a majority of the Board of the company resulting from such Company transaction.

Performance-Based Compensation under Section 162(m).  The Compensation Committee may determine that awards under the 2006 Plan will be granted subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the awards under Section 162(m) of the Internal Revenue Code.  As described above, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to the Co-Chief Executive Officers or any of the other three most highly compensated officers (excluding the Chief Financial Officer), the compensation must qualify as “performance-based” under Section 162(m).

If the Compensation Committee intends to qualify an award under the 2006 Plan as “qualified performance-based” compensation under Section 162(m) of the Code, the performance goals for the award may include any of the following, or any combination, for Emeritus as a whole, or any business unit, as reported or calculated by Emeritus: cash flows (including, but not limited to, occupancy rate, rate per unit, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net earnings or net income (before or after taxes); return on invested capital; improvements in capital structure; earnings before or after interest, taxes, depreciation, amortization and/or rent; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of Emeritus) under one or more of the business criteria described above relative to the performance of other corporations.  The performance goals will be set by the Compensation Committee within the time period required by Section 162(m).  The Compensation Committee may decrease, but not increase, the amount payable pursuant to such awards.

In addition, the maximum number of shares of common stock that may be granted subject to awards to any individual during any calendar year is 500,000 shares, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event.  The maximum dollar value payable under awards that are payable in cash and granted to any individual in any calendar year cannot exceed $3 million.  These limits similarly are intended to qualify the grant of awards under the 2006 Plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Transferability.  Unless the Compensation Committee determines otherwise, and to the extent permitted by Section 422 of the Internal Revenue Code, during a participant’s lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary to exercise an award or receive payment under an award after the participant’s death.

Adjustment of Shares.  In the event of a stock dividend, stock split, recapitalization or other similar event, the Compensation Committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2006 Plan (including the maximum number of securities issuable as incentive stock options); (ii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award; and (iii) the maximum number and kind of securities that may be made subject to awards to any participant for purposes of Section 162(m) of the Internal Revenue Code.

Term, Termination and Amendment.  The 2006 Plan will terminate on June 14, 2016 unless terminated earlier by the Board of Directors or the Compensation Committee.  The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or any portion of the 2006 Plan at any time, subject to shareholder approval to the extent required by applicable law, exchange rules or other regulatory requirements.  The Compensation Committee generally may also amend outstanding awards under the 2006 Plan provided that such amendment does not materially reduce a participant’s rights under an award without his or her consent.

U.S. Federal Income Tax Consequences

The following briefly describes the material U.S. federal income tax consequences of the 2006 Plan generally applicable to us and to participants who are subject to U.S. federal taxation.  The summary is based on the Internal Revenue Code and applicable Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, any of which may change, possibly with retroactive effect.  The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2006 Plan. The summary is general in nature and does not purport to be legal or tax advice or to address issues relating to the tax circumstances of any individual participant or any participant who is not subject to U.S federal taxation.  Further, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.  We strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2006 Plan.

Incentive Stock Options.  Generally, the grant or vesting of an incentive stock option will not result in any federal income tax consequences to the participant or to us.  The exercise of an incentive stock option generally will not result in the recognition of income by the participant for regular tax purposes, but may subject the participant to the alternative minimum tax or increase the participant’s alternative minimum tax liability.  If a participant exercises an incentive stock option and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable to the employee as long-term capital gain.  If a participant does not satisfy these holding period requirements, the participant will realize ordinary income in the year of disposition in an amount equal to the excess of (i) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise over (ii) the exercise price.  An incentive stock option that is exercised more than three months after the participant terminates employment with us will be treated as a nonqualified stock option for U.S. federal income tax purposes.

Nonqualified Stock Options.  Generally, the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and with no additional deferral feature will not result in any federal income tax consequences to the participant or to us.  Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option.  Upon a sale of the shares, the participant generally will have short-term or long-term capital gain or loss equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option.

With respect to both incentive and nonqualified stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and with no additional deferral feature.  Upon exercise of an SAR, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Stock Awards, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.  When a participant receives shares of stock that are not subject to restrictions, the participant generally will recognize taxable ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares.

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid.  For restricted stock only, a participant may elect to be taxed at the time of grant.

Tax Consequences to Us.  We generally will receive a compensation expense deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to the limitations imposed by the Internal Revenue Code.

Section 409A of the Internal Revenue Code.  We intend that awards granted under the 2006 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

Potential Limitation on Our Deductions.  As described above, under Section 162(m) of the Internal Revenue Code, we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year.  “Covered employees” are defined as the principal executive officers and any one of the three other highest paid executive officers (other than the principal financial officer) as of the close of the applicable taxable year.  Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Tax Withholding.   We are authorized to deduct or withhold from any award granted or payment due under the 2006 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.  We are not required to issue any shares of common stock or otherwise settle an award under the 2006 Plan until all tax withholding obligations are satisfied.

New Plan Benefits

A new plan benefits table is not provided because awards under the 2006 Plan will be made at the discretion of the Compensation Committee.  Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not determinable at this time.  However, please refer to the description of stock option grants made in the last fiscal year to our executive officers named in the Summary Compensation Table under the heading “2009 Grants of Plan-Based Awards” and to our non-employee directors under the heading “2009 Director Compensation Table.”  Effective December 21, 2009, Raymond R. Brandstrom retired as Executive Vice President—Finance and Chief Financial Officer.  Mr. Brandstrom remains employed at Emeritus in a non-executive advisory capacity and remains a member of the Board of Directors.  Pursuant to his employment agreement, effective as of January 1, 2010, Mr. Brandstrom is eligible to receive an equity award for director services equivalent in amount to the annual non-employee director grant under the Amended and Restated Stock Option Plan for Non-Employee Directors.  For 2010, Mr. Brandstrom will, therefore, be eligible to receive a stock option for 7,500 shares under the 2006 Plan immediately following the 2010 annual meeting of shareholders, assuming he remains a director at that time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN AND FOR THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SET FORTH IN THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors is seeking shareholder approval of an amendment to our Stock Option Plan for Non-Employee Directors (the “Directors Plan”) to increase the number of shares reserved for option grants under the Directors Plan from 350,000 to 550,000.  The currently authorized number of shares reserved for issuance under the Directors Plan will be exhausted after this annual meeting. The Board believes that the Directors Plan has been, and will continue to be, instrumental in attracting and retaining qualified non-employee directors, especially in light of the increased role of directors in response to dramatic changes in corporate governance. Shareholders originally approved the Directors Plan in September 1995 and approved a prior 200,000 share increase under the Directors Plan in June 2005.

Set forth below is a summary of certain important features of the Directors Plan, as amended and restated, which does not purport to be a complete description of the Directors Plan.  A copy of the complete text of the Directors Plan, as amended and restated, is attached to this proxy statement as Appendix B, and the following description is qualified in its entirety by reference to the text of the Directors Plan.  Please refer to Appendix B for more detailed information.

Summary of Terms

Purpose.  The purpose of the Directors Plan is to attract and retain the services of experienced and knowledgeable directors by providing them the opportunity to acquire a proprietary interest in our business.

Shares Available for Issuance.  Subject to shareholder approval, the Directors Plan authorizes the issuance of up to 550,000 shares.  The shares authorized under the Directors Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event.  Shares issued under the Directors Plan will consist of authorized and unissued shares or shares subsequently acquired by us.  Shares subject to options granted under the Directors Plan that expire or terminate without being exercised in full are available for issuance under the Directors Plan.  The closing price of our common stock on March 22, 2010, was $19.49 per share.

Administration.  The Directors Plan is administered by our Board of Directors.  Non-employee members of the Board are not eligible to vote on matters materially affecting the rights of such member with respect to outstanding options granted under the Directors Plan.

Eligibility.  Each member of the Board of Directors elected or appointed who is not otherwise one of our employees is eligible to participate in the Directors Plan.  As of March 22, 2010, there were seven directors eligible to participate in the Directors Plan.

Types and Terms of Awards.  The Directors Plan permits the grant of non-qualified stock options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant.  The exercise price of stock options under the Directors Plan is the closing price or, if there is no closing price, the mean between the high and the low sales price, of our common stock on the New York Stock Exchange on the day the option is granted.  Each option granted under the Directors Plan has a ten-year term.  Options may be exercised, in whole or in part (provided that no fewer than 100 shares may be exercised at any one time, unless less than 100 shares remain purchasable under the option), by payment in full of the purchase price in cash or check, in shares of common stock already owned by the director for at least six months (valued at the fair market value at the time of such exercise) or, to the extent permitted by law, through a broker-assisted cashless exercise.

After the optionee ceases to be a director of Emeritus for any reason other than death, the optionee will be able to exercise the vested portion of his or her option for three months.  However, if the optionee dies, whether during the optionee’s service as a director or during the three-month period referred to above, the portion of the option that was vested and exercisable as of the date of termination will expire on the one-year anniversary of the optionee’s death.  In no event will an option be exercisable after expiration of its term.

Automatic Option Grants.  Each non-employee director automatically receives a nonqualified stock option to purchase 2,500 shares of our common stock immediately following his or her initial election or appointment to the Board of Directors.  This stock option is fully vested on the date of grant.  In addition, each non-employee director automatically receives a nonqualified stock option to purchase 7,500 shares of common stock immediately following each year’s annual meeting of shareholders.  These annual grants vest fully on the day immediately prior to the next succeeding annual meeting of shareholders.

Effect of Liquidation, Reorganization or Change in Control.  Upon certain mergers, a consolidation, an acquisition of property or stock, a separation, certain reorganizations or a liquidation of Emeritus, as a result of which our shareholders receive cash, stock or other property in exchange for their shares of common stock, the vesting of all options granted under the Directors Plan will accelerate in full and such options will terminate if not exercised prior to such event.  However, if our shareholders receive capital stock of another corporation in exchange for their shares of common stock in any transaction involving a merger, consolidation, acquisition of property or stock, or reorganization of Emeritus, all options granted under the Directors Plan will be converted into options to purchase shares of the other corporation’s stock, unless Emeritus and the other corporation determine that the options will not be so converted but will instead accelerate and terminate as described in the prior sentence.

Transferability.  During an optionee’s lifetime, options may be exercised only by the optionee and are not assignable or transferable other than by will or the laws of descent and distribution, except that the Board of Directors may permit an optionee to designate a beneficiary who may exercise an option after the optionee’s death.

Adjustment of Shares.   In the event of a stock dividend, stock split, recapitalization or other similar event, the Board of Directors will make proportional adjustments in (i) the aggregate number and class of shares available for issuance under the Directors Plan and (ii) the number and class of shares covered by each outstanding option and the per share exercise price of such shares (but not the total price).

Term, Termination and Amendment.  The Directors Plan will continue in effect until terminated by the Board of Directors.  The Board generally may amend, terminate or suspend the plan at any time, in its sole discretion, subject to shareholder approval for amendments to the extent required by applicable law, exchange rules or other regulatory requirements.

U.S. Federal Income Tax Consequences

The following briefly describes the material U.S. federal income tax consequences of the Directors Plan generally applicable to us and to participants who are subject to U.S. federal taxation. The summary is based on the Internal Revenue Code and applicable Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, any of which may change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Directors Plan. The summary is general in nature and does not purport to be legal or tax advice or to address issues relating to the tax circumstances of any individual participant or any participant who is not subject to U.S federal taxation.  Further, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.  We strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Directors Plan.

Nonqualified Stock Options.  Generally, the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and with no additional deferral feature will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Upon a sale of the shares, the participant generally will have short-term or long-term capital gain or loss equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option.

Special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Tax Consequences to Us.  We generally will receive a compensation expense deduction for any amounts of ordinary income recognized by the non-employee directors upon exercise of their options.  The non-employee directors are responsible for payment of all taxes due in connection with option exercises under the Directors Plan.

Section 409A of the Internal Revenue Code.  We intend that options granted under the Directors Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

NEW PLAN BENEFITS

Amended and Restated Stock Option Plan for Non-Employee Directors

Name and Position	Dollar Value ($)		Number of Shares Subject to Stock Options

Non-Executive Director Group (7 persons) (1)	$1,023,225	(2)	52,500	(3)

(1)
Participation in the Directors Plan is limited to the non-employee directors.  Therefore, the executive officers named in the Summary Compensation Table, our other executive officers and our non-executive officer employees are not eligible to participate in the Directors Plan.

(2)	The aggregate dollar value of shares of common stock underlying stock options is based on the closing price of our common stock on March 22, 2010, which was $19.49 per share

(3)
Represents the number of shares subject to stock options that will be granted to non-employee directors immediately following the 2010 annual meeting of shareholders, subject to shareholder approval of the amendment to the Directors Plan.  Assumes that all of the non-employee director nominees are re-elected to the Board of Directors.

For a description of stock option grants made in the last fiscal year to our non-employee directors, please refer to the “2009 Director Compensation Table.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

PROPOSAL 4

 RATIFICATION OF APPOINTMENT OF KPMG AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected KPMG to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  KPMG has audited our accounts since July 28, 1995.  The Board of Directors is submitting the Audit Committee's selection of KPMG to the shareholders for ratification.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification.  However, our Board of Directors has chosen to submit this matter to the shareholders as a matter of good corporate practice.  If the shareholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether to retain KPMG, and may retain KPMG or another firm without resubmitting the matter to our shareholders.  Even if the appointment is ratified, the Audit Committee of our Board of Directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

The following table presents the aggregate fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG.

	2009	2008
Audit fees (1)	$ 1,165,000	$ 1,300,000
Tax fees (2)	183,358	325,940
Total	$ 1,348,358	$ 1,625,940

(1)
KPMG’s aggregate fees billed for the audit of our annual consolidated financial statements, the audit of our internal controls over financial reporting, three quarterly reviews on Form 10-Q and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including relating to the Securities and Exchange Commission (the “SEC”).

(2)	KPMG’s aggregate fees billed for professional services rendered for tax compliance, including tax services related to the Summerville acquisition.

Our Audit Committee has considered whether KPMG’s provision of non-audit services is compatible with maintaining the independence of KPMG.  Our Audit Committee’s written charter requires that all services KPMG may provide to us, including audit services and permitted audit-related services, be approved in advance by the Audit Committee.  In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the Chairman of the Audit Committee has been authorized to approve such services.  Any such approvals will be reported to the Audit Committee at its next scheduled meeting.  In 2009 and 2008, 100% of all services provided by KPMG were pre-approved by the Audit Committee or the Chairman of the Audit Committee in accordance with the above policy.

A representative of KPMG is expected to be present at the annual meeting with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RATIFICATION OF KPMG AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Section 303A.01 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) requires that a majority of the members of our Board of Directors qualify as independent, as defined by Section 303A.02 of the NYSE Manual.  Our Board reviewed the independence of our directors in accordance with the applicable standards of the New York Stock Exchange, as well as other applicable laws and regulations.  In the case of directors who serve on our Audit Committee, our Board also reviews their independence under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  In order to meet the definition of “independent” under Section 303A.02 of the NYSE Manual, a director, among other things, must not be an employee of the company, must not be an immediate family member of an executive officer, and must not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director.

Our Board of Directors has determined that a majority of the members of our Board qualify as independent.  Based on an analysis of the independence of our directors, our Board of Directors determined that Bruce L. Busby, Charles P. Durkin, Jr., Stuart Koenig, Richard W. Macedonia, Robert E. Marks, and David W. Niemiec are independent.

Board Leadership Structure

The Company maintains a board leadership structure in which Mr. Dan Baty, our Co-Chief Executive Officer, also serves as Chairman of the Board of Directors.  Mr. Baty is a founder of the Company, as well as our largest individual shareholder and has extensive healthcare industry experience.  In accordance with the Company’s Corporate Governance Guidelines, a copy of which is posted on the Company’s website at http://www.emeritus.com/Investors, the Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the nonemployee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in a manner that it believes best to provide appropriate leadership for the Company.  The Board believes that its current leadership structure, with Mr. Baty serving as both Co-Chief Executive Officer and Chairman of the Board, and Mr. Cobb serving as Co-Chief Executive Officer and President, is appropriate given their past experience.  We believe that the Company is well served by this structure because it utilizes these executives’ strengths without duplication.  Mr. Baty provides the strategic direction of the Company and guidance, while Mr. Cobb provides the day-to-day leadership of the Company’s performance and operations.

Historically, the Chairman of the Nominating and Corporate Governance Committee presided over executive sessions of our Board.  The Board recently took formal action to elect Mr. Niemiec to the role of lead independent director.  Our Co-Chief Executive Officers consult periodically with the lead independent director on Board matters and on issues facing the Company.  In addition, the lead independent director serves as the principal liaison between the Chairman of the Board and the independent directors and presides at executive sessions of non-management directors.

Risk Oversight

The Board provides guidance and oversight with respect to our overall performance, strategic plans, key corporate policies and decisions and enterprise risk management.  Among other things, it approves acquisitions, dispositions and other transactions, advises management on key financial and business objectives and monitors our progress with respect to these matters.  The entire Board is engaged in risk management oversight.  In its oversight role, the Board reviews financial and operating performance, including occupancy trends, debt maturities and, reports on economic conditions, at least quarterly.  The Board annually reviews the Company’s strategic plan, which addresses, among other things, enterprise risks facing the Company.  The Audit Committee assists the Board of Directors in its oversight of risk management by monitoring financial performance, financial reporting and liquidity and capital resources.

Board Attendance

During 2009, there were five meetings of the Board of Directors.  All Board members attended all but two of the 15 aggregate number of meetings of the Board and each committee of which he was a member.  We do not have a specific policy requiring director attendance at the annual meeting; however, we encourage our directors to be present at the annual meeting and available to answer shareholder questions.  All of our directors attended last year’s annual meeting.

Information on Committees of the Board of Directors and Meetings

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee.   Section 303A.07 of the NYSE Manual requires that our Audit Committee must consist of a minimum of three members, all of which must satisfy the independence standards of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC, must be financially literate and at least one member of which must have accounting or related financial management expertise.  Our Audit Committee consists of Messrs. Busby (Chairman), Macedonia, and Marks, each of whom are independent within the meaning of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC.  The Audit Committee met four times during 2009.

The Audit Committee selects and retains an independent registered public accounting firm to audit the annual financial statements, approves the terms of the engagement of the independent registered public accounting firm and reviews and approves the fees charged for audits and for any non-audit assignments.  The Audit Committee’s responsibilities also include overseeing (1) the integrity of the financial statements and internal controls over financial reporting, which includes reviewing the scope and results of the annual audit by the independent registered public accounting firm, any recommendations of the independent registered public accounting firm resulting from the annual audit and management’s response thereto, and any reports from the independent registered public accounting firm regarding critical accounting principles and policies being applied by Emeritus in financial reporting, (2) compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the satisfactory performance of the independent registered public accounting firm in providing the agreed upon services, and (5) such other related matters as may be assigned to it by our Board of Directors.  The Board has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at http://www.emeritus.com/Investors.

The Board of Directors has determined that Messrs. Busby, Marks, and Macedonia, each qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that all members of the Audit Committee are financially literate and independent in accordance with the requirements of the SEC and the New York Stock Exchange.

Compensation Committee.   Section 303A.05 of the NYSE Manual requires that our Compensation Committee consist of entirely independent directors.  The Compensation Committee consists of Messrs. Marks (Chairman), Busby, Durkin, and Koenig, all of whom are independent within the meaning of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC.  The Compensation Committee held four meetings during 2009.

Our Compensation Committee is responsible for administering our executive compensation programs including salaries, incentives, and other forms of compensation for directors, officers, and our other key employees, and making recommendations with respect to such programs to the Board of Directors; administering the equity incentive plans; and recommending policies relating to benefit plans to the Board.  The Board has adopted a written Compensation Committee charter that is available at our website at http://www.emeritus.com/Investors.  The Compensation Committee’s charter allows it to delegate its authority in appropriate circumstances to subcommittees or one or more members of the Board of Directors or Emeritus officers.

In August 2007, the Board established a subcommittee to oversee qualified performance-based compensation that currently consists of two non-employee directors, Mr. Busby and Mr. Marks.  This subcommittee has the responsibility of approving equity awards to executive officers and directors for which the exemption provided under Rule 16b-3 under the Exchange Act is sought, approving any performance-based compensation paid or awarded to Section 162(m) covered employees, and approving equity awards or other performance-based compensation paid or awarded to other employees.  The subcommittee met once in 2009.

In 2009, we retained Watson Wyatt Worldwide as compensation consultants to provide information in order to facilitate decision making for the overall compensation strategy for our executives.  This information consisted of a survey group proxy study, general healthcare industry market data, benchmarks for stock option issuances, and recommendations on types of equity awards for executive compensation.  Management of Emeritus furnished the data provided by Watson Wyatt Worldwide to the Compensation Committee.  During 2009, Watson Wyatt Worldwide and its affiliates did not provide additional services to the Company in an amount in excess of $120,000.  In January 2010, Watson Wyatt Worldwide and Towers Perrin merged to form Towers Watson & Co.

Although the Compensation Committee determines the compensation and other terms of employment of the named executive officers and other executives, the Compensation Committee also relies upon the recommendations of the Co-Chief Executive Officers in matters related to the individual performance of the other executive officers because the Compensation Committee believes that the Co-Chief Executive Officers are the most qualified to make this assessment.  The Compensation Committee then reviews and considers these recommendations in its deliberations, taking into account each executive officer’s success in achieving individual performance goals and objectives, and the performance goals and objectives deemed relevant.

Nominating and Corporate Governance Committee.   Section 303A.04 of the NYSE Manual requires that our Nominating and Corporate Governance Committee consist of entirely independent directors.  Our Nominating and Corporate Governance Committee consists of Messrs. Niemiec (Chairman), Busby, and Macedonia, all of whom are independent within the meaning of Section 303A.02 of the NYSE Manual.  The Nominating and Corporate Governance Committee held two meetings during 2009.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, approving and recommending director candidates to the Board, developing and recommending to the Board our corporate governance principles and policies, and monitoring compliance with these principles and policies.  The Nominating and Corporate Governance Committee charter establishes director selection guidelines (the “Director Selection Guidelines”) for guidance in determining qualification requirements for directors, Board composition criteria, and the procedure for the selection of new directors.  The Director Selection Guidelines are attached as an exhibit to our Nominating and Corporate Governance Committee charter, which can be found on our website at http://www.emeritus.com/Investors.

Annually, the Nominating and Corporate Governance Committee considers and recommends to the Board a slate of directors for election at the next annual meeting of shareholders.  In selecting the slate, the Nominating and Corporate Governance Committee considers (i) incumbent directors who have indicated a willingness to continue to serve on the Board, (ii) other individuals as determined by the Nominating and Governance Committee and (iii) candidates, if any, nominated by our shareholders. Additionally, if at any time during the year a seat on the Board becomes vacant or a new seat is created, the Nominating and Corporate Governance Committee considers and recommends a candidate to the Board for appointment to fill the seat.

In accordance with the Director Selection Guidelines, the Nominating and Corporate Governance Committee will review the following considerations, among others, in its evaluation of candidates for nomination:  personal and professional ethics, training, commitment to fulfilling the duties of the Board of Directors, commitment to understanding our business, commitment to engaging in activities in our best interests, independence, diversity, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public company board of director and committee experience, and other relevant qualifications.  A director candidate’s ability to devote adequate time to Board of Directors and committee activities is also considered.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity.  However, diversity is one factor considered by the Nominating and Corporate Governance Committee in evaluating overall board composition and evaluating appropriate director candidates.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders.  Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating and Corporate Governance Committee, c/o our Corporate Secretary, providing the candidate’s name, biographical data, and other relevant information outlined in the Director Selection Guidelines.  The Committee will review shareholder-recommended nominees based on the same criteria as its own nominees.  Shareholders who intend to nominate a director for election at the 2011 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary in the manner described below under “Shareholder Proposals.” To date, Emeritus has not received any recommendations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the slate of nominees in this proxy statement.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may contact the Board of Directors as a group or any individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.  Shareholders and other interested parties should clearly specify in each communication the name(s) of the group of directors or the individual to whom the communication is addressed.

Code of Conduct, Code of Ethics and Reporting of Concerns

We have adopted a Code of Conduct that provides ethical standards and policies applicable to all of our officers, employees and directors in the conduct of their work.  The Code of Conduct requires that our officers, employees, and directors avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

We have also adopted a Code of Ethics for our Co-Chief Executive Officers, our Chief Financial Officer, our principal accounting officer and our controller (or persons performing similar functions).  This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

The Code of Conduct and the Code of Ethics are available at our website at http://www.emeritus.com/Investors.

We have also established procedures for the confidential and anonymous submission and receipt of complaints regarding accounting and auditing matters, conflicts of interests, securities violations and other matters.  These procedures provide substantial protections to employees who report company misconduct.

Compensation Committee Interlocks and Insider Board Participation

The Compensation Committee is comprised of Messrs. Marks, Busby, Durkin and Koenig, all of whom served on the committee during 2009.  None of the members of the Compensation Committee was an officer or employee of Emeritus during 2009, and none of such members is a former officer of Emeritus.  Mr. Durkin is a member of Saratoga Associates IV, the general partner of Saratoga Partners IV, L.P, which together with related entities, beneficially owns approximately 12.0% of our common stock.  We have entered into a number of transactions with the Saratoga entities which are described in the section entitled, "Transactions with Related Persons" beginning on page 47 of this proxy statement. Mr. Koenig is a Partner and the Chief Financial Officer of the Apollo Real Estate Investment Funds III and IV, which we refer to as AREIF, which collectively beneficially own approximately 19.4% of our common stock.  We have entered into a number of transactions with the Saratoga entities and AREIF which are described in the section entitled, "Transactions with Related Persons" beginning on page 47 of this proxy statement.

Executive Officers

The following table presents certain information about our executive officers.

Name	Age	Position

Daniel R. Baty	66	Chairman of the Board and Co-Chief Executive Officer
Granger Cobb	49	President and Co-Chief Executive Officer
Robert C. Bateman	47	Executive Vice President—Finance and Chief Financial Officer
James Christopher Hyatt	36	Executive Vice President—Operations and Chief Operating Officer
Melanie Werdel	39	Executive Vice President—Administration
Budgie Amparo	46	Executive Vice President—Quality Service and Risk Management
Jayne Sallerson	47	Executive Vice President—Marketing, Sales and Communications
John Cincotta	47	Senior Vice President—Sales
Jim L. Hanson	55	Senior Vice President—Financial Services and Controller
Eric Mendelsohn	48	Senior Vice President—Corporate Development
Martin D. Roffe	62	Senior Vice President—Financial Planning
Leo Watterson	57	Senior Vice President—Corporate Accounting
		and Chief Accounting Officer

For biographical information for Messrs. Baty, and Cobb, please refer to the section entitled “Proposal 1 - Election of Directors” on page 6.

Robert C. Bateman has served as our Executive Vice President—Finance and Chief Financial Officer since December 21, 2009.  Prior to joining Emeritus, and throughout most of 2009, Mr. Bateman was Chief Financial Officer and Corporate Secretary of EagleView Technologies, Inc., a provider of detailed measurements from aerial images.  From 2007 to 2009, Mr. Bateman was Chief Financial Officer of VisionGate, Inc., a medical device company.  From 2004 to 2006, Mr. Bateman served as Senior Vice President and Chief Financial Officer of Fisher Communications, Inc., a publicly-held communications and media company, and from 2003 as its Vice President—Finance.  From 1999 to 2003, Mr. Bateman served as Chief Financial Officer of Applied Microsystems Corp.  Mr. Bateman has 23 years experience in various financial and administrative capacities, including nine years at Ernst & Young LLP and subsequently serving as chief financial officer of five other companies, three of which were NASDAQ-listed publicly traded companies.  Mr. Bateman is a certified public accountant and a certified management accountant.

James Christopher Hyatt has served as our Executive Vice President—Operations and Chief Operating Officer since April 1, 2010.  Mr. Hyatt previously served as our Senior Vice President—Operations since July 2009.  Mr. Hyatt joined Emeritus in 1998 and was a Regional and Divisional Director of Operations until promoted to Vice President—Operations for the Southeast Division in May 2007.  Mr. Hyatt has an extensive multi-site senior housing management background in operations, sales and marketing and quality services, including experience in the retirement living, assisted living, memory care and skilled nursing industry sectors.  Prior to joining Emeritus, Mr. Hyatt worked in the acute care industry for seven years and has a total of 17 years experience in the healthcare industry.  Mr. Hyatt has also served and assisted in grass roots campaigns/committees with several state and local affiliations over the last decade.

Melanie Werdel has served as our Executive Vice President—Administration since joining Emeritus in September 2007, upon completion of the Summerville acquisition.  Ms. Werdel previously served as Senior Vice President, Administration for Summerville overseeing corporate compliance, licensing standards and requirements and Summerville’s overall risk management and operational policies and procedures from December 2001 until we completed the Summerville acquisition.  Prior to joining Summerville in 1998, Ms. Werdel served as the Vice President of Administration for Cobbco, Inc., a California-based assisted living and skilled nursing company founded by Mr. Cobb.  Ms. Werdel has over 16 years of long-term care management experience and serves on the Board of Directors for CALA.  Ms. Werdel serves on the Government Relations Executive Roundtable for ALFA.  Ms. Werdel is the sister of Mr. Cobb.

Budgie Amparo has served as our Executive Vice President—Quality Service and Risk Management since April 1, 2010.  Mr. Amparo previously served as our Senior Vice President—Quality and Risk Management since joining Emeritus in September 2007, upon completion of the Summerville acquisition.  Previously, Mr. Amparo served as Vice President of Quality and Risk Management for Summerville from 2002 until we completed the Summerville acquisition.  Mr. Amparo is a registered nurse with a master’s degree in nursing, and has 22 years of combined healthcare experience in nursing education, acute care, skilled nursing, and assisted living.  Prior to joining Summerville, Mr. Amparo worked for Kaiser Permanente where he opened Kaiser Permanente's first sub-acute skilled nursing facility in Northern CA in 2002.  Mr. Amparo also spent 10 years with Mariner Post-Acute Network in a variety of positions including overseeing Quality Assurance, clinical operations and regulatory compliance for over 40 skilled nursing facilities in 11 states.  Mr. Amparo is the chair of the Clinical Executive Roundtable for ALFA.

Jayne Sallerson has served as our Executive Vice President—Marketing, Sales and Communications since April 1, 2010.  Ms. Sallerson previously served as our Senior Vice President—Marketing since September 2008.  Ms. Sallerson joined Emeritus as Vice President of Marketing in September 2007, upon completion of the Summerville acquisition.  Prior to joining Emeritus, Ms. Sallerson served as Vice President of Sales and Marketing for Summerville from 2003 to 2007 after having served as a Regional Director of Sales and Marketing for Summerville from 2000 to 2003.  Ms. Sallerson has 25 years of sales and marketing experience in the healthcare and senior industry.  Prior to working in the senior living industry, Ms. Sallerson worked in the skilled nursing, durable medical equipment and rehabilitation industries in various sales and marketing roles.  Ms. Sallerson is a member of the Sales and Marketing Executive Roundtable for ALFA and is a member of the organization's Operational Excellence Panel.

John Cincotta has served as our Senior Vice President—Sales since September 2008. Mr. Cincotta joined Emeritus in 1997 as National Director of New Developments and became the National Sales and Marketing Training Director in 1999.  Mr. Cincotta was promoted to National Director of Sales and Marketing in 2000 and to Senior Vice President—Sales and Marketing in September 2007.  Mr. Cincotta has 19 years experience in the healthcare industry, including five years in skilled nursing and 10 years in assisted living.  Prior to joining Emeritus, Mr. Cincotta served as Divisional Sales and Marketing Director for Beverly Enterprises for the states of California and Washington and as the Regional Director of Sales and Marketing for The Hillhaven Corporation.  The Hillhaven Corporation operated nursing centers, pharmacies, and retirement housing communities.  Mr. Cincotta serves on the Sales and Marketing Executive Roundtable for ALFA.

Jim L. Hanson has served as our Senior Vice President—Financial Services and Controller since September 2007.  Mr. Hanson joined Emeritus in April 2000 and served as our Director of Financial Services.  Prior to joining Emeritus, Mr. Hanson held various accounting, financial, and administrative positions spanning a 21-year career with Pepsico, Inc.  Mr. Hanson is currently responsible for the overall management of the Accounting and I.T. departments at Emeritus headquarters in Seattle, Washington.  Mr. Hanson has over 32 years of experience in the financial services field.

Eric Mendelsohn has served as our Senior Vice President—Corporate Development since September 2007.  Mr. Mendelsohn joined Emeritus as Director of Real Estate and Legal Affairs in February of 2006.  Mr. Mendelsohn is currently responsible for the acquisition, development and financing of new and existing Emeritus buildings. Mr. Mendelsohn has over 22 years of experience in real estate and related financing and is a member of the bar in both Washington State and Florida.  Prior to joining Emeritus he served as a Transaction Officer for the University of Washington where he managed the acquisition, leasing and financing of healthcare properties for the School of Medicine as well as other property needs for University of Washington clients.

Martin D. Roffe has served as our Senior Vice President—Financial Planning since September 2007.  Mr. Roffe joined Emeritus as Director of Financial Planning in March 1998, and was promoted to Vice President of Financial Planning in October 1999.  Mr. Roffe has 35 years experience in the acute care, long-term care, and senior housing industries.  Prior to joining Emeritus, from May 1987 until February 1996, Mr. Roffe served as Vice President of Financial Planning for The Hillhaven Corporation, where he also held the positions of Senior Application Analyst and Director of Financial Planning.

Leo Watterson has served as our Senior Vice President—Corporate Accounting and Chief Accounting Officer since November 2009 after having served as the Company’s Vice President—Corporate Accounting and Chief Accounting Officer upon completion of the Summerville acquisition in September 2007.  Mr. Watterson joined Emeritus as Director of Corporate Accounting in February 2005.  Mr. Watterson is a certified public accountant and has over 30 years of experience in the long-term care and senior housing industries.  Prior to joining Emeritus, Mr. Watterson spent four years in public accounting with a focus on audits of healthcare entities, served 12 years with The Hillhaven Corporation, and nine years with Sun Healthcare Group, an operator of long-term care facilities, pharmacies, and retirement housing communities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 22, 2010, certain information with respect to the beneficial ownership of our common stock by:

•	each person that we know owns more than 5% of our common stock;

•	each of our directors;

•	each current officer named in the Summary Compensation Table below; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power.  Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.  Unless otherwise indicated, the address of each of the officers, directors and shareholders named below is: c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

The table includes the beneficial ownership of stock options currently exercisable or exercisable within 60 days.

	Shares of Emeritus Common Stock
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Named Executive Officers

Daniel R. Baty (2)(3)	6,220,139	15.8%

Granger Cobb (4)	805,818	2.0%

Robert Bateman	-	*

Raymond R. Brandstrom (5)	661,576	1.7%

Budgie Amparo (6)	22,250	*

James Christopher Hyatt (7)	34,086	*

Melanie Werdel (8)	43,708	*

Directors

Stanley L. Baty (3)(9)	4,007,120	10.2%

Bruce L. Busby (10)	67,500	*

Charles P. Durkin, Jr. (11) 535 Madison Avenue New York, NY 10022	4,579,879	11.6%

Stuart F. Koenig (12)	17,500	*

Richard W. Macedonia (13)	10,000	*

Robert E. Marks (14)	32,500	*

David W. Niemiec (15)	103,908	*

More than 5% Shareholders

The Apollo Funds (16) c/o AREIF 60 Columbus Circle, 20th Floor New York, NY 10023	7,601,100	19.4%

Brandon D. Baty (3)(17) 600 University Street, Suite 2500 Seattle, WA 98101	3,989,720	10.2%

B.F., Limited Partnership (18) Columbia-Pacific Group, Inc. 3131 Elliott Avenue, Suite 500 Seattle, WA 98121	3,651,920	9.3%

FMR LLC (19) 82 Devonshire Street Boston, MA 02109	5,888,154	15.0%

Saratoga Partners IV, L.P. (20) 535 Madison Avenue New York, NY 10022	4,697,646	12.0%

All directors and executive officers as a group (20 persons) (3)(11)(21)	12,923,354	31.9%

*	Less than 1%.

(1)	Based on 39,281,831 outstanding shares as of March 22, 2010.

(2)	Includes 2,215,420 shares held directly and options exercisable within 60 days for the purchase of 99,999 shares.

(3)
Also includes 3,904,720 shares held indirectly, consisting of 3,651,920 shares held by B.F., Limited Partnership (“B.F.”) and 252,800 shares held by Columbia-Pacific Opportunity Fund (“CPOF”).  Columbia Pacific Advisors, LLC (“CPA”) is the general partner of CPOF. Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are managers and members of CPA and limited partners of CPOF.  Columbia-Pacific Group, Inc. (“CPG”) is the general partner of B.F., which is wholly owned by Daniel R. Baty and controlled by Mr. Baty and his sons Stanley L. Baty, who is a director of the Company, and Brandon D. Baty.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are also each limited partners of B.F.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty each disclaim beneficial ownership of the shares held by B.F. and CPOF except to the extent of their respective pecuniary interests in such shares.

(4)	Includes options exercisable within 60 days for the purchase of 310,000 shares.

(5)	Includes options exercisable within 60 days for the purchase of 269,501 shares.

(6)	Includes options exercisable within 60 days for the purchase of 19,250 shares.

(7)	Includes options exercisable within 60 days for the purchase of 34,086 shares.

(8)	Includes options exercisable within 60 days for the purchase of 27,500 shares.

(9)
Includes 62,400 shares held directly and options exercisable within 60 days for the purchase of 40,000 shares.  In addition, of the shares held as described in footnote 3 above, 41,084 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,455 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F.  Stanley L. Baty disclaims beneficial ownership of the shares held by the trusts.

(10)	Includes options exercisable within 60 days for the purchase of 47,500 shares.

(11)
Includes (i) 4,401,830 shares of outstanding common stock held by or voted by Saratoga Partners IV, L.P., of which Mr. Durkin is a principal, (ii) 62,307 shares of common stock held directly, (iii) 62,742 shares of outstanding common stock which are held by Saratoga Management Company LLC as agent and attorney-in-fact for Mr. Durkin, but over which Mr. Durkin exercises voting and dispositive control, and (iv) options exercisable by Mr. Durkin within 60 days for the purchase of 53,000 shares.

(12)	Includes options exercisable within 60 days for the purchase of 17,500 shares.

(13)	Includes options exercisable within 60 days for the purchase of 10,000 shares.

(14)	Includes options exercisable within 60 days for the purchase of 32,500 shares.

(15)
Includes (i) 27,381 shares of outstanding common stock which are held by Saratoga Management Company LLC as agent and attorney-in-fact for Mr. Niemiec, but over which Mr. Niemiec exercises voting and dispositive control, (ii) options exercisable by Mr. Niemiec within 60 days for the purchase of 53,000 shares, and (iii) 23,527 shares held directly.

(16)
Based on Amendment No. 2 to Schedule 13D filed by the Apollo Funds and its affiliates on December 14, 2009, indicating beneficial ownership as of December 10, 2009.  According to such filing, the Apollo Funds reported that it and its related entities beneficially own 7,601,100 shares of outstanding common stock held or voted by Apollo Funds and its affiliates.  Stuart Koenig, an Emeritus director, is the Vice President of Apollo Real Estate Capital Advisors III, Inc., the general partner of Apollo Real Estate Investment Fund, L.P., the sole member of AP Summerville, LLC.

(17)
Includes 85,000 shares held directly.  In addition, of the shares held as described in footnote 3 above, 41,084 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,455 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F. Brandon D. Baty disclaims beneficial ownership of the shares held by the trusts.

(18)
CPG is the general partner of B.F., which is wholly owned by Daniel R. Baty and controlled by Mr. Baty and his sons Stanley L. Baty, who is a director of the Company, and Brandon D. Baty.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are also each limited partners of B.F.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty each disclaim beneficial ownership of the shares held by B.F. except to the extent of their respective pecuniary interests in such shares.

(19)
Based on Amendment No. 4 to Schedule 13G filed by FMR LLC on February 16, 2010, indicating beneficial ownership as of December 31, 2009.  According to such filing, FMR LLC reported that it and its related entities have sole voting power with respect to 475,804 shares and sole dispositive power with respect to 5,888,154 shares.

(20)
Includes 4,697,646 shares currently held or voted by Saratoga Partners and its affiliates.  Mr. Durkin, an Emeritus director, is a principal of Saratoga Partners IV, L.P.  Until November 2001, Mr. Niemiec, another Emeritus director, was also a principal of Saratoga Partners and its affiliates.

(21)	Includes options exercisable within 60 days for the purchase of 1,192,178 shares. (Includes options described in footnotes 2 and 4 through 15 above.)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about securities authorized for issuance under our existing equity compensation plans and arrangements as of December 31, 2009, including the 2006 Plan, the Directors Plan, the 2009 Employee Stock Purchase Plan (the “ESPP”) and the Amended and Restated 1995 Stock Incentive Plan (the “1995 Plan”).  These plans are described in Note 9, “Stock Plans,” to “Notes to Consolidated Financial Statements” included in our 2009 Annual Report on Form 10-K filed with the SEC on March 15, 2010.

Number of securities remaining
	Number of securities to		Weighted-average	available for future issuance
	be issued upon exercise of		exercise price of	under equity compensation
	outstanding options,		outstanding options,	plans (excluding securities
	warrants and rights		warrants and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by shareholders	3,320,976	(1)	$ 16.52	613,579	(2)
Equity compensation plans not approved by shareholders	-		-	-
Total	3,320,976		$ 16.52	613,579

(1)	Includes shares subject to outstanding stock options under the 2006 Plan, the Directors Plan and the 1995 Plan. The 1995 Plan has now expired and no new grants can be made under that plan.

(2)
Represents 191,667 shares available for grant under the 2006 Plan, 44,000 shares available for grant under the Directors Plan and 377,912 shares available for purchase under the ESPP.  Amount does not include 2.8 million shares that will become available for issuance under the 2006 Plan upon shareholder approval of the share increase to that plan, and 200,000 shares that will become available for issuance under the Directors Plan upon shareholder approval of the share increase to that plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee has responsibility for setting the overall compensation strategy for Emeritus and aligning it to our business goals.  This includes determining the compensation of our executive officers, including those named in the Summary Compensation Table below (the “named executive officers”), overseeing the equity incentive plans and other benefit plans and ensuring that all Emeritus compensation programs are reasonable and competitive.  Executive management of Emeritus is responsible for assessing the risks associated with the compensation practices and policies for all employees, including risk-taking incentives and risk-mitigating factors in practice and policy.  The Company does not utilize compensation policies or practices creating risks that are reasonably likely to have a material adverse effect on the Company.

For 2009 compensation, the Compensation Committee retained compensation consultants Watson Wyatt Worldwide (now Towers Watson & Co.) to provide information in order to facilitate decision-making for our overall executive compensation strategy.  This information consisted of a survey group proxy study, general healthcare industry market data, benchmarks for stock option issuances, and recommendations on types of equity awards for executive compensation.

For 2009, our “named executive officers” were Daniel R. Baty, our Chairman and Co-Chief Executive Officer; Granger Cobb, our President and Co-Chief Executive Officer; Robert C. Bateman, our Executive Vice President—Finance and Chief Financial Officer; Melanie Werdel, our Executive Vice President—Administration; Budgie Amparo, our Executive Vice President—Quality Service and Risk Management; James Christopher Hyatt, our Executive Vice President—Operations and Chief Operating Officer; and Raymond R. Brandstrom, our former Executive Vice President—Finance and Chief Financial Officer.

Executive Compensation Program Objectives

Our executive compensation program is designed to attract quality executive personnel who are capable of leading us to the accomplishment of our strategic and financial performance objectives and to retain and motivate these executives in order to achieve superior performance.  Thus, our executive program offers competitive compensation opportunities that link executive compensation to individual and Company performance and that align the executives’ financial interests with those of our shareholders.

The compensation program generally follows these guidelines:

•	Implementation of competitive pay practices that take into account the compensation practices of companies in our industry;

•	A pay-for-performance component designed to reward the named executive officers and other executives for achievement of individual and annual corporate financial goals; and

•
Equity-based incentives designed to motivate the named executive officers and other executives to achieve long-term strategic goals and to allow them to participate in the benefits they achieve for our shareholders.

We believe that a mix of both cash and equity-based compensation is effective in retaining and motivating our executive officers to accomplish our annual and long-term objectives. There is no set allocation made between cash and equity compensation but it usually is similar to market practice.

Role of Executive Officers in Compensation Decisions

Although the Compensation Committee determines the compensation and other terms of employment of the named executive officers and other executives, the Compensation Committee also relies upon the recommendations of the Co-Chief Executive Officers in matters related to the individual performance of the other executive officers because the Compensation Committee believes that the Co-Chief Executive Officers are the most qualified to make this assessment.  The Compensation Committee then reviews and considers these recommendations in its deliberations, taking into account the executive officer’s success in achieving individual performance goals and objectives, and the performance goals and objectives deemed relevant.

Executive Compensation Components

Executive compensation generally consists of three components:  base salary, annual cash incentive bonuses, and long-term equity incentive awards.  The Compensation Committee has established each executive’s compensation package by considering the salaries of executive officers in similar positions in companies in the same industry as Emeritus and in related industries, the experience and contribution levels of the individual executive officer, and our financial performance.  The following surveys were reviewed by the Compensation Committee to assist in their decision-making: the 2009 Mercer Executive Compensation Survey and the 2009 Watson Wyatt Data Services Top Management Report—For Profit, and Accounting and Finance Report—For Profit.  Companies used for considering compensation levels include companies referred to as our “peer group” as well as an additional 13 companies in related fields, all of which we refer to collectively as our “survey group”.  The companies that comprised the review were selected based on being either a Real Estate Investment Trust (“REIT”) or a healthcare provider having a similar amount of gross revenue, similar number of employees and executive positions similar in complexity and responsibility to ours.  For 2009, the companies which comprised the survey group were as follows:

Assisted Living Concepts, Inc.	HCP, Inc.	Rehabcare Group Inc.
Brookdale Senior Living Inc.	Healthcare REIT, Inc.	Res-Care Inc.
Capital Senior Living Inc.	National Healthcare Corp.	Skilled Healthcare Group Inc.
Ensign Group, Inc.	Nationwide Health Properties, Inc.	Sun Healthcare Group Inc.
Five Star Quality Care Inc.	Odyssey Healthcare Inc.	Sunrise Senior Living Inc.
Kindred Healthcare Inc.	Psychiatric Solutions Inc.	Ventas, Inc.

We believe that executive compensation should consist of base salaries that are competitive with that of our survey group, a bonus plan designed to incentivize our executive officers and equity incentive awards.  We target these items of compensation to be at the 50th percentile of a combination of the market studies and our survey group.  For 2009, total direct compensation, which includes base salary, bonus, and equity incentives for the named executive officers ranged between 72% and 137% of the 50th percentile of our survey group with the mean at the 50th percentile.  We believe that this appropriately reflects the size of our Company and the goals we have for Company growth and that it will allow us to attract and retain quality executives. The Compensation Committee considers Company performance against objectives when determining salary changes, bonuses, or equity incentives.

Base Salaries.   Base salaries are established initially based on the experience, skills, knowledge, and responsibilities required of each executive officer, as well as market compensation trends.  Base salaries are subject to annual review and adjustment, generally by April 1st of each year for all the named executive officers except for our Co-Chief Executive Officer Mr. Cobb, whose base salary adjustment occurs in September under the terms of his employment contract.  Achievement of individual and corporate goals along with the executive officer’s level of responsibility, competitive factors, and our internal policies regarding salary increases were considered regarding 2009 salary increases.  Merit-based salary increases for 2009 averaged 2% for the named executive officers. In addition for 2009, the executive officers had a one-time salary increase to adjust for health insurance premiums due to a policy change.  The 2009 base salary amounts for each of our named executive officers is discussed below under “2009 Executive Compensation Discussion.”

Annual Cash Incentives.    Our annual incentive bonus program gives our executive officers, including the named executive officers, the opportunity to earn cash bonuses based on achievement of corporate financial goals and, for all the named executive officers other than our Co-Chief Executive Officers, individual objectives.

Under the 2009 bonus program, the executive officers, other than the Co-Chief Executive Officers, had a target annual bonus of between 40% to 50% of their base salary.  Of this targeted percentage, 50% was related to achieving the corporate financial performance goal of the Company, which was  based on an Adjusted EBITDAR measure (earnings before interest, taxes, depreciation, amortization, rents, and certain other non-cash or non-recurring items), as approved in the annual business plan.  The other 50% of the bonus target related to performance with respect to agreed-upon individual objectives.  These objectives were set based on Company priorities in individual departments and typically consisted of between five and ten goals for each individual for the year.  Individual goals are established annually in such a way as to support overall Company goals and are largely qualitative in nature.  For 2009, all the named executive officers, other than our Co-Chief Executive Officers, had individual goals that supported one common goal, which was to focus on refining our business model to address changes in the economic landscape with a focus on efficiency and positioning ourselves as the industry leader.  If an executive officer achieves both the corporate and individual goals, the executive officer is eligible to receive an annual bonus equal to his or her targeted bonus.  If only one goal is met (e.g., the corporate or individual goals), the executive officer generally is eligible to receive an annual bonus up to a maximum of 50% of the targeted bonus.    The 2009 target bonus percentages and actual percentage payouts for the named executive officers are set forth below under “2009 Executive Compensation Discussion.”

For 2009, our Co-Chief Executive Officers, Mr. Baty and Mr. Cobb, had a targeted annual bonus that was based entirely on corporate financial performance measured by the annual increase from 2008 to 2009 in earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain non-recurring items.  Under the terms of Mr. Cobb’s employment agreement, he is eligible to earn 3.5% of the annual year-over-year increase of EBITDA, capped at 75% of his base salary.  Although Mr. Baty does not have an employment agreement, his bonus was based upon the same corporate financial goal since Mr. Baty’s and Mr. Cobb’s responsibilities are similar in nature.  In 2009, the year-over-year increase of EBITDA, which was $12.75 million, resulted in a calculated bonus amount of $446,355 for each of Mr. Baty and Mr. Cobb.  This amount was less than their cap of 75% of base salary.  However, both Co-Chief Executive Officers requested of the Compensation Committee that only approximately 50% of their 2009 earned bonus be paid, consistent with other named executive officers.  The Compensation Committee agreed with this recommendation.

The Compensation Committee evaluated the 2009 performance of our executive officers at its March 2010 meeting with input from the Co-Chief Executive Officers on the achievement of individual objectives by the executive officers.  Since qualitative factors are involved in the determination of an individual’s performance, the Compensation Committee made a subjective performance assessment, based on input from the Co-Chief Executive Officers.  Despite the general economic challenges in 2009, the executive officers positioned the company to outperform the industry in the area of occupancy and rate per unit.  However, the corporate financial performance goal for the executive officers, other than the Co-Chief Executive Officers, was not achieved and no amounts were awarded for that portion of their bonuses.  The executive officers assigned individual performance goals all achieved at least a portion of those goals and the Compensation Committee awarded the executive officers a portion of their bonus related to the individual performance goals.  Other than for the Co-Chief Executive Officers, the 2009 bonuses awarded ranged between 24% and 31% of each of the named executive officers’ total target bonus amount.

Equity Compensation.   In 2009, Emeritus granted stock options to its executives at the director, vice president and above levels under our 2006 Plan.  We granted stock options in order to provide a long-term incentive opportunity that is directly linked to shareholder value, to provide a continuing incentive to maximize long-term value to shareholders, and to help make the executive’s total compensation competitive.  One factor the Committee considers before awarding a grant is whether the equity incentive will fall at the 50th percentile of the survey group.  The 2009 grant to the executives was between 74% and 312% of the 50th percentile of our survey group with the mean at 156% of the 50th percentile.  The size of these option grants was based on an analysis of how many options had been granted in the past to the named executive officers and other executive officers and on the estimated future value of the granted options, as well as targeting initial stock option grants for newly appointed executives at a level deemed appropriate for the position.  These options have a ten-year term with vesting over four years, thus encouraging executives to remain in the long-term employment of our Company.  Our policy is to grant options with an exercise price equal to the closing price of the common stock on the date of grant.  In 2009, the Company also granted stock options to two new executives.  Mr. Hyatt received an additional stock option grant on the day of his promotion and Mr. Bateman received a stock option grant on his first day of employment.  These one-time grants account for most of the percentage excess of 2009 grants over the 50th percentile of our survey group.

Separation and Change in Control Arrangements.   To date, the Compensation Committee has not established formal separation and change in control arrangements with its executive officers.  In cases where the need arises for a separation plan, the Compensation Committee generally relies upon the recommendations of the Co-Chief Executive Officers in matters related to a specific individual.  The Compensation Committee then reviews and considers these recommendations in its deliberations.  As part of their employment terms, two of our named executive officers have agreements with us that provide for certain post-termination or change in control benefits.  These benefits are described below under “Potential Payments upon Termination or Change in Control.”

Retirement Benefits.   We do not provide pension plan benefits to our named executive officers.  Emeritus does provide its executive officers, at the level of director and above, the opportunity to participate in the Nonqualified Deferred Compensation Plan.  This plan is intended to restore benefits not available to certain executives under the Company’s 401(k) plan due to Internal Revenue Service limitations imposed on that plan.  The Nonqualified Deferred Compensation Plan allows a participant to defer receipt of a portion of his or her salary and bonus, which is invested in the executive’s choice of up to eight investment options.  The named executive officers receive a mandatory employer contribution of up to 25% of their contributions that vests immediately.  In addition, there is a discretionary employer match of up to an additional 75% of contributions.  The Compensation Committee, which is required to approve the discretionary match, did not approve such a match for the named executive officers for 2009 due to the current economic conditions.

Perquisites.   We provide our named executive officers with limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program.  In 2009, the named executive officers received an auto allowance of $500 per month, paid parking, health club membership, a personal life insurance policy in the amount of $500,000 (except for Mr. Baty and Mr. Cobb who have $2.0 million), and long-term disability insurance.  In addition, Messrs. Amparo and Hyatt received relocation assistance during 2009 and, during the second quarter of 2009, we purchased the homes of Messrs. Cobb and Amparo, based on independent appraisals, to facilitate their relocation to the Seattle area.

2009 Executive Compensation Discussion

Co-Chief Executive Officer, Daniel R. Baty

Mr. Baty, our Co-Chief Executive Officer and a founder of Emeritus, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 15.8% of our common stock.  Because of his equity stake, Mr. Baty chose to receive no base salary until 2003.  In 2003, however, the Compensation Committee and Mr. Baty reconsidered this practice.  The Compensation Committee recognized that Emeritus had grown significantly in size and complexity in the last several years, and that Mr. Baty had made a substantial contribution to progress in stabilizing the business and improving cash flow.  The Compensation Committee recognized Mr. Baty’s significant investment in Emeritus, as well as his role as a party in a number of transactions having to do with the acquisition, financing, and management of Emeritus assisted living communities.  These “related party transactions,” which are described in “Transactions with Related Persons,” have been considered and approved by a special committee of independent directors.  In view of these factors, the Compensation Committee concluded that Mr. Baty’s contribution as Chief Executive Officer should properly be evaluated separately from his ownership position and his other relationships with us and should be consistent with the compensation for chief executive officers of other companies in similar circumstances.  Upon completion of our acquisition of Summerville, Mr. Baty became our Co-Chief Executive Officer.  Effective April 1, 2009, Mr. Baty’s base salary increased 2%, plus he received a one-time salary increase for health insurance premiums due to a change in corporate policy.  Mr. Baty’s 2009 base salary of $647,600 is at 103% of the 50th percentile of the survey group.  Mr. Baty’s cash bonus target was 3.5% of the year-over-year increase in EBITDA, which amounted to $446,355, an amount less than his cap of up to 75% of his base salary for 2009.  Mr. Baty requested to the Compensation Committee that only an actual bonus of $242,850 be paid, consistent with the percentage other named executive officers received, or approximately half of his target bonus amount.  Mr. Baty requested this reduced amount since the named executive officers, other than Mr. Cobb, did not achieve the corporate performance portion of their target bonus and thus were not eligible to receive their entire targeted amount.  The Compensation Committee agreed with this recommendation.

President and Co-Chief Executive Officer, Granger Cobb

Upon completion of the Summerville acquisition, Emeritus entered into an employment agreement with Mr. Cobb to become our President and Co-Chief Executive Officer.  The agreement is for an initial period of four years with the ability to extend it for successive years.  The agreement provides for an initial base salary of $600,000 a year with no less than 5% cost of living adjustments, Company-paid life insurance for $5.0 million, long-term disability insurance, and health care coverage for his entire family.  Mr. Cobb’s employment agreement also provided for a stock option grant of 500,000 shares upon the effective date of the merger that has a term of seven years with one-fifth vesting immediately and the remainder vesting equally over a four-year period.  Under the terms of the agreement, beginning in 2008, Mr. Cobb has the ability to earn a cash bonus of 3.5% of the annual year-over-year increase in EBITDA, up to 75% of his base salary.  Mr. Cobb was eligible for a cash bonus of $446,355, or 3.5% of the year-over-year increase in EBITDA for 2009, which amount was less than his cap of up to 75% of his 2009 base salary.  Mr. Cobb requested to the Compensation Committee that only an actual bonus of $243,500 be paid, consistent with the percentage other named executive officers received, or approximately half of the targeted bonus amount.  Mr. Cobb requested this reduced amount since the named executive officers, other than Mr. Baty, did not achieve the corporate performance portion of their target bonus and thus were not eligible to receive their entire targeted amount.  The Compensation Committee agreed with this recommendation.  In addition, the Compensation Committee agreed the amount declined this year would be added to his target bonus cap next year.  Effective September 1, 2009, Mr. Cobb’s 2009 base salary of $649,230 increased by 2%, plus he received a one-time salary increase for health insurance premiums, due to a change in corporate policy.  Mr. Cobb is entitled to an annual increase of 5% under the terms of his employment agreement; however he requested to receive an increase that was in line with the increases received by the other named executive officers.  His 2009 base salary of $649,230 is at 104% of the 50th percentile of the survey group.

Executive Vice President—Finance and Chief Financial Officer, Robert C. Bateman

Mr. Bateman became our Executive Vice President—Finance and Chief Financial Officer on December 21, 2009.  The Compensation Committee determined that Mr. Bateman would be paid an annual base salary of $300,000, which is at 91% of the 50th percentile of the survey group, and will be eligible to receive an annual target bonus of up to 50% of his base salary beginning in 2010.  In addition, Mr. Bateman received a stock option grant to purchase 90,000 shares of the Company’s common stock having an exercise price equal to the closing price of the Company’s common stock on the first day of his employment.  The grant has a ten-year term and vests in four equal annual installments.  Pursuant to his employment terms with the Company, in the event of a change of control or termination without cause, Mr. Bateman is eligible to receive a lump sum payment equal to the amount of his current base salary.

Executive Vice President—Administration, Melanie Werdel

Upon completion of the Summerville acquisition, Ms. Werdel became our Executive Vice President—Administration.  The Compensation Committee determined Ms. Werdel’s base salary and cash bonus at a level based on her experience, skills, knowledge, and responsibilities.  Ms. Werdel’s base salary for 2009 increased approximately 2% from the previous year for a merit increase and an additional 8% for a salary market adjustment. Ms. Werdel also received a one-time salary increase for health insurance premiums, due to a change in corporate policy, resulting in a base salary for 2009 of $248,500.  Her base salary is approximately at 87% of the 50th percentile of the survey group.  Ms. Werdel’s cash bonus target was 50% of base salary for 2009.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2009, half of her targeted bonus was not awarded.  However, Ms. Werdel was eligible to receive half of her target bonus for individual performance goals and the Compensation Committee awarded her $30,000, which was approximately 24% of her target bonus amount.

Executive Vice President—Quality Service and Risk Management, Budgie Amparo

Upon completion of the Summerville acquisition, Mr. Amparo became our Senior Vice President—Quality and Risk Management.  The Compensation Committee determined Mr. Amparo’s base salary and cash bonus at a level based on his experience, skills, knowledge, and responsibilities.  Mr. Amparo’s base salary for 2009 increased approximately 2% from the previous year in addition to a one-time salary increase for health insurance premiums due to a change in corporate policy.  His 2009 base salary of $197,350 is approximately at the 50th percentile of the survey group.  Mr. Amparo’s cash bonus target was 40% of base salary for 2009.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2009, that portion of his targeted bonus was not awarded.  However, Mr. Amparo was eligible to receive half of his target bonus for individual performance goals and the Compensation Committee awarded Mr. Amparo $20,000 for 2009, which was 25% of his target bonus amount.  In 2009, the Compensation Committee awarded Mr. Amparo an additional relocation allowance of $230,000 related to his relocation from California to Seattle in 2007.

Executive Vice President—Operations and Chief Operating Officer, James Christopher Hyatt

Mr. Hyatt was promoted to Senior Vice President—Operations on July 31, 2009.  The Compensation Committee determined Mr. Hyatt’s base salary and cash bonus for this position at a level based on his experience, skills, knowledge, and responsibilities.  Mr. Hyatt’s base salary for 2009 was $256,500, which is at 68% of the 50th percentile.  As Senior Vice President—Operations, Mr. Hyatt’s cash bonus target was 50% of base salary for the period in 2009 during which he held this position. As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2009, that half of his targeted bonus was not awarded.  However, Mr. Hyatt was eligible to receive half of his target bonus for individual performance goals, prorated for the period he held his new position.  Since his individual goals were achieved, the Compensation Committee awarded Mr. Hyatt $40,000 or approximately 31% of his target bonus.  Mr. Hyatt also received a 2009 cash bonus of $29,750 under the Value Creation Bonus Program that was related to his position as Vice President of Operations, Southeast Division prior to his appointment as senior vice president.  Mr. Hyatt is no longer eligible to participate in the Value Creation Bonus Program.  In addition, upon his promotion to Senior Vice President—Operations, Mr. Hyatt received a stock option to purchase 70,000 shares of the Company's common stock having an exercise price equal to the closing price of the Company's common stock on the day of his promotion.  The option has a ten-year term and vested ¼ on the date of grant, and an additional ¼ vests each year thereafter so that the option is fully vested three years from the date of grant.

Former Executive Vice President—Finance and Chief Financial Officer, Raymond R. Brandstrom

Mr. Brandstrom retired as our Executive Vice President—Finance and Chief Financial Officer on December 21, 2009.  For service as Executive Vice President—Finance and Chief Financial Officer in 2009, the Compensation Committee determined Mr. Brandstrom’s base salary and cash bonus based on his performance relative to both the corporate financial goals and his individual performance goals.  Mr. Brandstrom’s 2009 base salary increased less than 1% from the previous year plus he received a one time salary increase for health insurance premiums due to a change in corporate policy.  Mr. Brandstrom’s 2009 base salary of $295,700 remained competitive with the market at 89% of the 50th percentile of the survey group.  Mr. Brandstrom’s 2009 targeted bonus was 50% of his base salary and he remained eligible to receive it following his retirement.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2009, that half of his targeted bonus was not awarded.  However, Mr. Brandstrom was eligible to receive half of his target bonus for individual performance goals, and since his individual goals were achieved, the Compensation Committee awarded Mr. Brandstrom $74,000, the entire amount for which he was eligible.

Mr. Brandstrom will continue his employment with the Company in an advisory capacity and will remain a member of the Board of Directors serving as Vice Chairman and Secretary.  In connection with his continued employment, Mr. Brandstrom has entered into an employment contract with the Company effective January 1, 2010 and continuing through December 31, 2014 (the “Agreement”).  Mr. Brandstrom’s base salary under the Agreement will be $295,750 in 2010, $203,931 in 2011, $152,948 in 2012 and $100 per year in each of 2013 and 2014.  In lieu of stock options not granted to Mr. Brandstrom in light of his retirement, Mr. Brandstrom was paid in 2010 $139,000 in cash, which amount was grossed up for federal income taxes payable.  As long as Mr. Brandstrom remains a director of Emeritus, he will receive options to purchase Emeritus common stock in amounts equivalent to the annual outside director grants.  Once Mr. Brandstrom is no longer an employee of the Company, each of Mr. Brandstrom's outstanding stock options will become fully vested and he will have until the earlier of (a) two years after termination of employment and (b) the last day of the option term to exercise each option.

Mr. Brandstrom and his family will continue to be covered by the Company’s executive benefit plan through December 31, 2013, which includes medical and dental insurance, $500,000 of life insurance, participation in the Company’s Nonqualified Deferred Compensation Plan, long-term disability insurance and an automobile allowance.  In the event of Mr. Brandstrom’s death during the term of the Agreement, his dependents will be entitled to health insurance coverage under COBRA for 36 months thereafter.

Tax Implications

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in our proxy statement (other than our Chief Financial Officer).  Performance-based compensation that meets certain requirements, including shareholder approval of the material terms of the performance goals, is not subject to the deduction limit.  Our 2006 Plan is structured to qualify awards under that plan as performance-based compensation under Section 162(m).  For 2009, the Compensation Committee does not expect that there will be any nondeductible compensation.

2010 Compensation

The Compensation Committee’s 2010 objectives for the executive officer compensation plan are to maintain competitive pay practices with base salary and a pay-for-performance cash bonus.  While the Compensation Committee has determined base salaries for 2010 and performance targets for the cash bonuses, it has not yet determined the size or form of any equity incentive award in 2010.  Emeritus intends to retain Towers Watson & Co. to provide similar information that was used in formulating 2009 compensation strategies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert E. Marks (Chairman)
Bruce L. Busby
Charles P. Durkin, Jr.
Stuart Koenig

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation for 2009 and, where applicable, 2008 and 2007 for each of our named executive officers (the Co-Chief Executive Officers, the Chief Financial Officer, the three other most highly compensated executive officers and one former executive officer).    Positions reported in the table are those currently held by the named executive officers.  Effective April 1, 2010, James Christopher Hyatt became our Executive Vice President—Operations and Chief Operating Officer and Budgie Amparo became our Executive Vice President—Quality Service and Risk Management.

						Non-Equity
				Stock	Option	Incentive Plan		All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation		Compensation		Total
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)		($)		($)
Daniel R. Baty	2009	$641,533	$-	$-	$694,400	$242,850		$21,384	(6)	$1,600,167
Chairman and Co-Chief	2008	$579,688	$-	$-	$283,200	$460,000		$-		$1,322,888
Executive Officer	2007	$362,396	$-	$-	$-	$-		$-		$362,396

Granger Cobb	2009	$636,952	$-	$-	$434,000	$243,500		$23,208	(7)	$1,337,660
President and Co-Chief	2008	$608,748	$-	$-	$141,600	$460,000		$12,206		$1,222,554
Executive Officer	2007	$174,999	$-	$5,319,025	$6,540,000	$-		$346		$12,034,370

Robert C. Bateman (8)	2009	$10,385	$-	$-	$827,100	$-		$250		$837,735
Executive Vice President-	2008	$-	$-	$-	$-	$-		$-		$-
Finance and Chief Financial Officer	2007	$-	$-	$-	$-	$-		$-		$-

Melanie Werdel	2009	$239,208	$-	$-	$260,400	$30,000		$9,925	(9)	$539,533
Executive Vice President-	2008	$219,167	$45,000	$-	$106,200	$55,000		$97,562		$522,929
Administration	2007	$58,331	$15,000	$603,814	$523,200	$50,000		$174		$1,250,519

Budgie Amparo	2009	$195,602	$-	$-	$217,000	$20,000		$236,870	(10)	$669,472
Executive Vice President-Quality	2008	$191,771	$33,500	$-	$60,180	$38,500		$83,490		$407,440
Service and Risk Management	2007	$51,039	$15,000	$236,243	$392,400	$35,000		$25,187		$754,869

James Christopher Hyatt	2009	$220,625	$-	$-	$643,300	$69,750	(11)	$43,789	(12)	$977,464
Executive Vice President-Operations	2008	$-	$-	$-	$-	$-		$-		$-
and Chief Operating Officer	2007	$-	$-	$-	$-	$-		$-		$-

Raymond R. Brandstrom (13)	2009	$292,225	$-	$-	$347,200	$74,000		$20,430	(14)	$733,855
Former Executive Vice President-	2008	$273,854	$57,500	$-	$106,200	$72,500		$20,146		$530,200
Finance, Chief Financial Officer	2007	$238,146	$14,625	$-	$654,000	$60,375		$42,550		$1,009,696

(1)
Salary includes amounts deferred at the executive’s election.  Base salaries are reviewed annually with adjustments generally effective April 1st of the year, except for our Co-Chief Executive Officer Mr. Cobb, whose base salary adjustment occurs in September pursuant to his employment contract.  For 2009, base salary adjustments for certain named executive officers included a one-time adjustment for health insurance premiums in the amounts of: Mr. Baty, $5,000; Mr. Cobb, $6,500; Ms. Werdel, $6,500; Mr. Amparo, $1,000; and Mr. Brandstrom, $4,500.

(2)	Reflects discretionary bonuses earned in the year indicated.

(3)
The value of the stock awards reported was recognized as a portion of the purchase price for our acquisition of Summerville and represents the closing price of our common stock on September 4, 2007 ($27.40), the date the awards were made, multiplied by the number of shares awarded.  These stock awards, which are not subject to any vesting requirements, are included in the Summary Compensation Table because they were made in satisfaction of certain change-in-control payment obligations included in certain named executive officers’ employment agreements with Summerville, which Emeritus agreed to pay under the terms of the Summerville merger agreement.

(4)
Reflects grant date fair value for option awards granted in the year indicated computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).  See Note 9, under the heading “Stock Plans,” in the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on March 15, 2010, for assumptions made in determining these amounts.

(5)	Reflects the value of compensation earned under the annual incentive bonus program for the year indicated.

(6)	Includes $21,384 in life insurance premiums.

(7)	Includes $17,208 in life insurance premiums and $6,000 car allowance .

(8)	Mr. Bateman became Executive Vice President—Finance and Chief Financial Officer on December 21, 2009.

(9)	Includes Company matching contributions of $3,055 for the Nonqualified Deferred Compensation Plan, $348 in health club membership, $522 in life insurance premiums and $6,000 car allowance.

(10)	Includes relocation allowance of $230,000, $870 in life insurance premiums and $6,000 car allowance.

(11)
Mr. Hyatt was promoted to Senior Vice President—Operations on July 31, 2009 and to Executive Vice President—Operations and Chief Operating Officer on April 1, 2010.  Amount includes $29,750 earned under a bonus program in which Mr. Hyatt was participating prior to his promotion and in which he is no longer eligible to participate.

(12)	Includes relocation expenses of $40,789 and $3,000 car allowance.

(13)	Mr. Brandstrom retired as Executive Vice President—Finance and Chief Financial Officer on December 21, 2009 but remains employed by Emeritus in a non-executive advisory capacity.

(14)	Includes Company matching contributions of $12,000 for the Nonqualified Deferred Compensation Plan, $2,430 for life insurance premiums and $6,000 car allowance.

2009 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards for each of our named executive officers for 2009.

			Estimated	All Other			Grant
			Possible Payouts	Option			Date
			Under	Awards:		Exercise	Fair
			Non-Equity	Number of		or Base	Value
			Incentive	Securities		Price	of Stock
			Plan Awards	Underlying		of Option	and Option
	Grant	Approval	Target	Options		Awards	Awards
Name	Date	Date	($)(1)	(#	)(2)	($/Sh)(3)	($)(4)
Daniel R. Baty			$485,700
	11/17/09			80,000		$16.45	$694,400

Granger Cobb			$486,923
	11/17/09			50,000		$16.45	$434,000

Robert C. Bateman (5)			$0
	12/21/09	11/17/09		90,000		$17.39	$827,100

Melanie Werdel			$124,250
	11/17/09			30,000		$16.45	$260,400

Budgie Amparo			$98,675
	11/17/09			25,000		$16.45	$217,000

James Christopher Hyatt			$102,600
	7/31/09			70,000		$11.65	$426,300
	11/17/09			25,000		$16.45	$217,000

Raymond R. Brandstrom			$147,850
	11/17/09			40,000		$16.45	$347,200

(1)
Under the annual incentive cash program, the named executive officers, except for the Co-Chief Executive Officers, had a targeted bonus of 40% to 50% of their base salary.  Of this targeted percentage, 50% of their targeted bonus was related to the corporate financial performance goal of the Company based on 2009 adjusted EBITDAR.  The other 50% of the bonus target related to performance with respect to agreed upon individual objectives.  As described in the “Compensation Discussion and Analysis – Executive Compensation Components – Annual Cash Incentives,” Mr. Baty and Mr. Cobb have a targeted bonus based solely on the Company’s achievement of a year-over-year increase in EBITDA.  Messrs. Baty and Cobb each can receive 3.5% of annual year-over-year increase in EBITDA, up to 75% of their base salaries.  Only a target payout is shown in the column because there is no established threshold or maximum payout.

(2)
Options granted to the named executive officers during 2009 were incentive stock options to the maximum extent possible under the Internal Revenue Code, with any excess granted as nonqualified stock options pursuant to the 2006 Plan.  Each executive received options to purchase shares with a term of ten years and a vesting schedule of four years.

(3)	The exercise price of the options granted equals the market closing price of Emeritus common stock on the date of grant.

(4)
See Note 9, under the heading “Stock Plans,” in Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on March 15, 2010 for assumptions made in determining the grant date fair value.

(5)	Mr. Bateman joined Emeritus on December 21, 2009 and was not eligible to receive an annual incentive bonus for 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on stock options held by the named executive officers at December 31, 2009.

	Option Awards
		Number of Securities
		Underlying Unexercised
		Options (#) (1)
				Option	Option
Name	Grant			Exercise	Expiration
	Date	Exercisable	Unexercisable	Price ($)	Date
Daniel R. Baty
	02/06/02	16,666		$2.95	2/6/12
	03/12/03	33,333		$3.95	3/12/13
	07/25/06	30,000		$18.60	7/25/13
	11/13/08	20,000	60,000	$8.03	11/13/18
	11/17/09		80,000	$16.45	11/17/19

Totals		99,999	140,000
Granger Cobb
	09/04/07	300,000	200,000	$27.40	9/4/14
	11/13/08	10,000	30,000	$8.03	11/13/18
	11/17/09		50,000	$16.45	11/17/19

Totals		310,000	280,000
Robert C. Bateman
	12/21/09		90,000	$17.39	12/21/19

Totals		-	90,000
Melanie Werdel
	09/04/07	20,000	20,000	$27.40	9/4/14
	11/13/08	7,500	22,500	$8.03	11/13/18
	11/17/09		30,000	$16.45	11/17/19

Totals		27,500	72,500

Budgie Amparo
	09/04/07	15,000	15,000	$27.40	9/4/14
	11/13/08	4,250	12,750	$8.03	11/13/18
	11/17/09		25,000	$16.45	11/17/19

Totals		19,250	52,750
James Christopher Hyatt
	07/25/06	3,334		$18.60	7/25/13
	09/04/07	10,002	9,998	$27.40	9/4/14
	11/13/08	3,250	9,750	$8.03	11/13/18
	07/31/09	17,500	52,500	$11.65	7/31/19
	11/17/09		25,000	$16.45	11/17/19

Totals		34,086	97,248
Raymond R. Brandstrom
	12/10/01	132,000		$2.11	12/10/11
	02/06/02	40,000		$2.95	2/6/12
	03/12/03	40,000		$3.95	3/12/13
	07/25/06	25,000		$18.60	7/25/13
	09/04/07	25,001	24,999	$27.40	9/4/14
	11/13/08	7,500	22,500	$8.03	11/13/18
	11/17/09		40,000	$16.45	11/17/19

Totals		269,501	87,499

(1)
The options granted on December 10, 2001, February 6, 2002, and March 12, 2003 vested 1/3 one year after the grant date and an additional 1/3 each year thereafter so that the options were fully vested three years from the grant date.  The options granted on July 25, 2006 vested 1/3 as of the grant date and an additional 1/3 each year thereafter so that the options were fully vested two years from the grant date.  Except for Mr. Cobb’s September 4, 2007 option, the options granted on September 4, 2007, November 13, 2008, November 17, 2009, and December 21, 2009 vest ¼ one year after grant and an additional ¼ vest each year thereafter so that the options are fully vested four years from the date of grant. Mr. Cobb's stock option granted on September 4, 2007 vested 20% as of the date of grant and vests an additional 20% on each anniversary of the grant date so that the option is fully vested four years from the date of grant.  The option granted to Mr. Hyatt on July 31, 2009 vested ¼ on the date of grant, and an additional ¼ vests each year thereafter so that the option is fully vested three years from the date of grant.

2009 Option Exercises and Stock Vested

There were no stock options exercised by the named executive officers during 2009.  No named executive officers held stock awards that vested during 2009.

2009 Nonqualified Deferred Compensation

Emeritus maintains a Nonqualified Deferred Compensation Plan that allows the executive officers to defer receipt of up to 25% of their salary and bonus, which is invested in the employee’s choice of up to eight investment options offered by Emeritus under the plan.  The executive officers receive a mandatory employer contribution of up to 25% of their contributions at year-end that is immediately vested.  In addition, there is a discretionary employer match of up to an additional 75% of contributions that becomes nonforfeitable subject to a three-year vesting schedule or earlier upon the executive officer’s reaching age 65, the executive officer's disability or death, or upon certain terminations of employment in connection with a change in control.  The Compensation Committee, which is required to approve a discretionary match, chose to have no match in 2009 for the named executive officers.  Deferral elections occur once a year and may include the executives’ base salary, bonus or both.  Once the election is made, that deferral amount may not be changed for that year.  Any contributions made to the plan, and the earnings on those contributions, will be paid the latter of 6 months following or January following an executive’s termination of employment for whatever reason.  In cases where an executive’s balance in the plan is less than $100,000, it is paid as a single sum and amounts greater than $100,000 are paid in five substantially equal annual payments.  The plan provides for disbursements to currently employed executives in the event of an unforeseen emergency.  For this purpose, an “unforeseen emergency” means a severe financial hardship to a participant resulting from an illness or accident of the participant, the participant’s spouse or a dependent; the loss of the participant’s property due to casualty; or other extraordinary and unforeseeable circumstances arising from events beyond the participant’s control.

The Compensation Committee administers the Nonqualified Deferred Compensation Plan.  The Board retains the discretion to amend, suspend or terminate the plan at any time.

The following table presents information on the nonqualified deferred compensation for each of the named executive officers for 2009.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last	in Last	in Last	Distributions	at Last
Name	Fiscal Year	Fiscal Year	Fiscal Year		Fiscal Year-End
	($)(1)	($)(2)	($)(3)	($)	($)(4)

Daniel R. Baty	$-	$-	$-	$-	$-
Granger Cobb	$-	$-	$-	$-	$-
Robert C. Bateman	$-	$-	$-	$-	$-
Melanie Werdel	$12,218	$3,055	$(70)	$-	$82,658
Budgie Amparo	$-	$-	$-	$-	$-
James Christopher Hyatt	$-	$-	$-	$-	$-
Raymond R. Brandstrom	$48,000	$12,000	$108,138	$-	$383,466

(1)
The amount reported reflects elective deferrals made by the named executive officer of base salary paid for 2009.  These amounts are included in the “Salary” column of the Summary Compensation Table for 2009.

(2)
The amount reported reflects matching contributions made by Emeritus in 2010 for 2009 contributions.  These amounts are included in the “All Other Compensation” column of the Summary Compensation Table but not in the “Aggregate Balance at Last Fiscal Year-End” column of this table because of the date the contributions were made.

(3)
These amounts represent the actual increase (decrease) in the value of the investments selected by the executive.  None of the amounts shown were included in the Summary Compensation Table for 2009 because none of such amounts were above-market or preferential.

(4)	Of the amounts reported in this column, the following amounts have also been reported in the Summary Compensation Table for 2009, 2008 and 2007:

		Previously	Previously
	Reported	Reported	Reported
Name	for 2009	for 2008	for 2007
	($)	($)	($)

Daniel R. Baty	$-	$-	$-
Granger Cobb	$-	$-	$-
Robert C. Bateman	$-	$-	$-
Melanie Werdel	$12,218	$70,387	$-
Budgie Amparo	$-	$-	$-
James Christopher Hyatt	$-	$-	$-
Raymond R. Brandstrom	$48,000	$60,000	$84,000

Potential Payments upon Termination or Change in Control

To date, the Compensation Committee has not established formal separation and change-in-control arrangements with the named executive officers, but both Mr. Cobb and Mr. Bateman are eligible for certain post-termination benefits described below.

2006 Plan.  Under the 2006 Plan, unless otherwise determined at the time of grant of an option, in the event of a Company transaction that is not a change in control or a related party transaction (terms defined below), all outstanding options will become fully and immediately exercisable, unless the awards are converted, assumed or replaced by a successor company.  In the event of a change in control, outstanding options become fully vested and exercisable.  Alternatively, in either event, the Compensation Committee can cash out options in exchange for their termination based on the consideration received by shareholders in the transaction.

“Company transaction” generally means (i) a merger or consolidation of Emeritus with or into any other company or other entity; (ii) a sale in one transaction or a series of related transactions of at least 50% of Emeritus’ outstanding voting securities; or (iii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Emeritus’ assets.

“Change in control” generally means (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions, or (ii) a change in the composition of the Board of Directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the Board cease to constitute at least a majority of the Board.

“Related party transaction” generally means (i) the beneficial ownership of Emeritus or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to the Company transaction; (ii) no entity (other than Emeritus or an affiliate) will beneficially own 50% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities, unless such ownership previously existed; and (iii) Emeritus’ incumbent Board of Directors will constitute, after the Company transaction, at least a majority of the board of the company resulting from such Company transaction.

If a Company transaction or a change in control had occurred effective as of the last business day of fiscal year 2009 (December 31, 2009), the estimated amount of incremental compensation to be received by each of the named executive officers upon the Company transaction or change in control as a result of the acceleration of their unvested, in-the-money stock options would have been as follows:

Acceleration
of Unvested
Name	Options
($)

Daniel R. Baty	$827,200
Granger Cobb	$436,600
Robert C. Bateman	$122,400
Melanie Werdel	$310,200
Budgie Amparo	$194,180
James Christopher Hyatt	$534,770
Raymond R. Brandstrom	$155,100

These amounts are based on the difference between the exercise price of the outstanding options and the closing price of Emeritus common stock on December 31, 2009, which was $18.75.  The actual amounts to be received can only be determined at the time of a change in control or Company transaction, if any.

Employment Agreement/Offer Letter.  Mr. Cobb’s employment agreement with us provides that in the event of his termination by Emeritus without cause or by Mr. Cobb for good reason, he will be entitled to a lump sum payment equal to the lesser of (i) $2 million and (ii) the amount of his then current annual base salary otherwise payable through December 31, 2011 (or the end of the term of any extension to the agreement).  Mr. Cobb is also entitled to full vesting of outstanding stock options upon such a termination or a change in control.  In the event of termination of employment by death or disability, Mr. Cobb is entitled to a lump sum payment equal to his then current annual base salary.  If any payments under the agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, Emeritus will make a cash payment to or on behalf of Mr. Cobb equal to any excise taxes imposed by Section 4999 of the Internal Revenue Code on such payments, plus the income taxes payable by him resulting from this cash payment.

Assuming a termination of employment as of December 31, 2009, Mr. Cobb would have been entitled to the following lump sum payments:  (i) termination without cause or for good reason, $3.5 million (including a related tax gross-up) and (ii) termination due to death or disability, $1.0 million (including a related tax gross-up).  Also, Mr. Cobb would be entitled to accelerated vesting of his options for a value of $436,600.

For purposes of the agreement, “cause” means (i) willful and repeated failure to comply with lawful written directives of the Board; (ii) any knowing, willful or intentional act of disloyalty or misconduct that is materially injurious to Emeritus or conviction of, or plea of guilty to, a felony or a crime involving moral turpitude; or (iii) a material breach of the employment agreement and failure to timely cure such breach following notice from Emeritus of such breach.

“Good reason” generally means (i) a reduction in, without Mr. Cobb’s prior written consent, or failure to timely pay compensation due under the agreement; (ii) a material change in position and/or title without Mr. Cobb’s prior written consent or a material diminution in his duties, responsibilities and/or authority; (iii) the occurrence of certain Company transactions; (iv) a material breach by Emeritus of the agreement and failure to timely cure such breach; or (v) a requirement that Mr. Cobb relocate his principal residence or Emeritus relocates its headquarters more than 20 miles from its present location without Mr. Cobb’s prior written consent.

For purposes of the agreement, “Company transactions” generally include (i) a merger or consolidation of Emeritus in which Emeritus (or a majority-owned affiliate of Emeritus) is not the surviving entity following such merger or consolidation; (ii) a transfer to a third party of 50% or more of the total voting power of all classes of Emeritus stock; (iii) an acquisition by a third party of more than 50% of Emeritus’ then issued and outstanding preferred stock; (iv) sale or transfer of all or substantially all the assets of Emeritus, unless the surviving entity assumes the obligations under the agreement; or (v) a change in the composition of the Board of Directors during any twelve-month period such that individuals who, as of the beginning of such period, constituted the Board cease to constitute at least a majority of the Board.

“Disability” generally means mental or physical disability such that Mr. Cobb is then entitled to receive disability benefits under the Emeritus long-term disability insurance policy.  If Emeritus does not have such a policy, "disability" means Mr. Cobb’s inability to perform substantially all of his duties required under the agreement due to accident or disability or physical or mental illness for a period that exceeds 90 days in any 12-month period or 120 or more working days in any 12-month period.

Mr. Bateman’s offer letter with us provides that in the event of a change of control or a termination without cause, Mr. Bateman is entitled to a lump-sum cash payment equal to then-current annual base salary.  Assuming either event occurred as of December 31, 2009, Mr. Bateman would have been entitled to a payment of $300,000.  Under the offer letter, “change in control” generally means (i) certain reorganizations, merger, share exchange, consolidation or sale or disposition of all or substantially all of the assets of the Company, unless individuals owning voting securities immediately prior to the transaction own at least 75% of the voting securities immediately thereafter; (ii) a change in the composition of the Board of Directors such that individuals who constituted the Board cease to constitute at least a majority of the Board; or (iii) a complete liquidation or dissolution of the Company.  “Cause” is defined substantially similar to the definition above in Mr. Cobb’s employment agreement.

Nonqualified Deferred Compensation Plan.  The Nonqualified Deferred Compensation Plan provides for a mandatory Company matching contribution for executive officers, which is immediately vested, and a discretionary company contribution, which will become nonforfeitable subject to a three-year vesting schedule or if earlier, upon the participant’s reaching age 65, the participant’s disability or death, or a change in control event.

Under the Nonqualified Deferred Compensation Plan, a “change in control event” means a participating executive officer's employment is terminated involuntarily (other than for cause) or voluntarily by the executive for good reason during the period six months prior to and ending twenty-four months following a change in control. “Change in control” generally includes (i) an acquisition of Emeritus stock that results in ownership of more than 50% of the total fair market value or total voting power of Emeritus or (ii) an acquisition of assets of Emeritus that have a total gross fair market value equal to or more than 40% of the total gross fair market value of Emeritus’ assets immediately prior to the acquisition, with certain exceptions.

For purposes of the Nonqualified Deferred Compensation Plan, “good reason” generally means, without the participant’s written consent, (i) the participant is required to relocate more than 40 miles of the participant’s existing job location (except if the new location is closer to the participant’s home); (ii) material demotion or loss of title or significant authority that is not cured by Emeritus; (iii) reduction in salary or material adverse change in perquisites, benefits or vacation, other than as part of an overall program applied uniformly to all senior management; and (iv) a successor company’s failure or refusal to assume Emeritus’ obligations under the plan.

For purposes of the Nonqualified Deferred Compensation Plan, “cause” generally means termination due to (i) personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty involving personal profit; (ii) intentional failure to perform stated duties or insubordination; or (iii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order.

If any of the foregoing termination events had occurred effective as of December 31, 2009, the estimated amount of incremental compensation to be received by each of the named executive officers under the Nonqualified Deferred Compensation Plan would be zero since no discretionary match was made for 2009 (or the two prior years) for the named executive officers and all named executives are 100% vested in the mandatory match made for 2009.

DIRECTOR COMPENSATION

2009 Director Compensation

Employee directors did not receive any separate compensation for their service on our Board of Directors during 2009.  We currently pay each of our non-employee directors an annual cash retainer of $15,000 and cash fees of $1,500 for each Board meeting or committee meeting they attend, whether in-person or telephonic.  We also reimburse them for all reasonable expenses incurred in connection with their attendance.  Under the Directors Plan, each non-employee director automatically receives an option to purchase 2,500 shares of our common stock at the time of the director’s initial election or appointment to the Board of Directors.  In addition, each non-employee director automatically receives an option to purchase 7,500 shares of our common stock immediately following each year’s annual meeting of shareholders.  All options granted under the plan fully vest on the day immediately prior to the annual meeting of shareholders that follows the date of grant, subject to continued service as a director until that date, and expire 10 years after the date of grant, except, that the option for 2,500 shares granted at the time of a director’s initial election or appointment to the Board of Directors vests immediately upon grant.  The exercise price for all options granted under the Directors Plan is the closing market price of our common stock on the grant date.

2009 Director Compensation Table

The following table sets forth the compensation of our non-employee directors for 2009.  As employee directors, Messrs. Baty, Brandstrom and Cobb did not receive any separate compensation for their service on the Board during 2009.  See the Summary Compensation Table for disclosures relating to their compensation.

	Fees Earned
	or Paid	Option
	in Cash	Awards	Total
Name	($)	($)(1)	($)

Stanley L. Baty	$22,500	$61,575	$84,075
Bruce L. Busby	$37,500	$61,575	$99,075
Charles P. Durkin, Jr.	$30,000	$61,575	$91,575
Stuart Koenig	$39,000	$61,575	$100,575
Richard W. Macedonia	$42,000	$61,575	$103,575
Robert E. Marks	$45,000	$61,575	$106,575
David W. Niemiec	$36,000	$61,575	$97,575

(1)
The amounts reported in this column reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718.  See Note 9, under the heading “Stock Plans,” in Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on March 15, 2010, for assumptions made in determining these amounts.  The grant date fair value of options granted in 2009 to the non-employee directors was $8.21 per share.

The following table contains the aggregate number of option awards outstanding at December 31, 2009, for the non-employee directors:

Option
Name	Shares
Stanley L. Baty	40,000
Bruce L. Busby	47,500
Charles P. Durkin, Jr.	53,000
Stuart Koenig	17,500
Richard W. Macedonia	10,000
Robert E. Marks	32,500
David W. Niemiec	53,000

2010 Director Compensation

Non-employee director compensation for 2010 is anticipated to remain at the same levels as was paid for 2009.  Option grants to the non-employee directors will continue to be made under the Directors Plan immediately following the 2010 annual meeting of shareholders, subject to shareholder approval of an increase in the number of shares authorized for issuance under that plan.  Following Mr. Brandstrom’s retirement as Executive Vice President—Finance and Chief Financial Officer, he remains employed at Emeritus in a non-executive advisory capacity and remains a director on the Board.  Pursuant to his employment agreement with Emeritus, for 2010, he will be eligible to receive a stock option for 7,500 shares under the 2006 Plan immediately following the 2010 annual meeting of shareholders, assuming he remains a director at that time.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Conduct provides that prior to any transaction between the Company and an officer or a director, such proposed transaction must be fully disclosed in writing to our Board of Directors, or a committee of independent directors designated by the Board, and must be approved by the Board or such committee.  In 2001, the Board began the practice of using a special committee of independent directors, referred to as the Independent Directors Committee, to consider any transaction between a director and the Company and to make recommendations to the Board.  Since that time, the Board has maintained the Independent Directors Committee to review and make recommendations with respect to such transactions as needed.  The Independent Directors Committee currently consists of Messrs. Niemiec (Chairman), Koenig, Macedonia and Marks.  In circumstances in which the transaction involves Saratoga or Apollo entities, in which Messrs. Niemiec and Koenig would not be independent, the matter is referred to the Audit Committee for disposition in lieu of the Independent Directors Committee.  These committees are authorized to retain outside advisors and consultants to assist them in evaluating the subject transactions and, on several occasions involving significant real estate transactions, they have retained real estate appraisers and valuation firms.

In general, the Board of Directors, Independent Directors Committee, or Audit Committee, as the case may be, determines whether the subject transaction is fair to the Company and our shareholders and, where appropriate, whether the transaction is consistent with similar transactions between independent parties.  Other than the Code of Conduct and Code of Ethics, we have not established written policies and procedures applicable to related party transactions but have relied on these historical practices and standards. The related party transactions described below that were entered into since January 1, 2009 were reviewed by the Independent Directors Committee or Audit Committee in accordance with the above practices.

Community Agreements with Baty-Related Entities

Mr. Baty personally guarantees our obligations under three leases pursuant to which we leased 18 communities from a REIT.  On October 17, 2008, we purchased the real property underlying eight of these communities and they were removed from the master lease.  These eight communities are now included in a 50/50 joint venture owned by Emeritus and Mr. Baty, who contributed approximately $6.8 million to the joint venture for the purchase of the properties and an additional $1.1 million in 2009 related to mortgage debt refinancing.

As compensation for facilitating this lease in 2004 and for the guarantee, Mr. Baty receives, based on a prescribed formula, 50% of the positive cash flow of these 18 communities, which includes those in the joint venture, and is responsible for 50% of any negative cash flow, as defined in a cash flow sharing agreement.  We have the right to purchase Mr. Baty’s 50% interest in the cash flow of the 18 communities for 50% of the lesser of six times cash flow or the fair market value of that cash flow.  For purposes of this transaction, cash flow is defined as actual cash flow after deduction for management fees equal to 5% of revenues, actual capital expenditures, and certain other agreed adjustments.  Under this agreement, Mr. Baty received $956,000 in 2009, $710,000 in 2008, and $413,000 in 2007.

The leases guaranteed by Mr. Baty, as amended to remove the eight communities purchased by the joint venture, has a term of 15 years, with one 15-year renewal option.  The annualized cash lease payment for the remaining 10 communities is approximately $11.5 million per year, with inflators based on the change in the Consumer Price Index (“CPI”) not to exceed 40 basis points during years two through four and 30 basis points thereafter, as calculated with respect to the REIT’s investment basis in the properties.  The lease is a net lease and is cross-defaulted and cross-collateralized with all of our other leases and loans relating to other communities owned by the REIT.  All of the leases contain certain financial and other covenants.  We have the right of first refusal to purchase these leased communities.

Mr. Baty also guarantees the debt on the eight joint venture communities, which amounted to $44.6 million at December 31, 2009.  The debt includes 10-year mortgage notes totaling $29.0 million with a weighted average interest rate of 6.65%, an $8.6 million 10-year note with an interest rate of 6.74% and a $7.0 million three-year variable rate note with interest at the one-month LIBOR plus 3.0%.

At December 31, 2009, we managed two assisted living communities that are owned by entities that Mr. Baty controls and in which he, Stan Baty, a member of our board of directors, and/or the Baty family partnership held varying direct and indirect financial interests ranging from 25.4% to 77.7%, and two assisted living communities that are wholly-owned by Mr. Baty.  Mr. Brandstrom, the Company’s Vice Chairman, has a passive investment interest in a number of entities controlled by Mr. Baty and/or the Baty family partnership, including Columbia Pacific.  The management agreements generally provide for fees ranging from 4% to 6% of revenues, are for indefinite terms unless terminated for cause, and grant us a right of first refusal on sale of the properties.  As of December 31, 2008, we managed an additional three assisted living communities that were owned by Mr. Baty and related entities, of which two were purchased by the Company and one was sold to an unrelated third party in 2009.  The Company earned management fee revenue under these agreements of approximately $1.0 million, $1.1 million, and $1.0 million in 2009, 2008, and 2007, respectively.

The two communities we purchased from the Baty-related entities in 2009 had a combined purchase price of $26.4 million and were financed with $19.9 million of mortgage debt and unsecured seller financing provided by Baty-related entities totaling $3.2 million (the “Baty Notes”).  Each of the two Baty Notes has a five-year term with payments of interest only at 6.5% with the principal balance due at maturity.  Maturity of the Baty Notes will be accelerated in the event that the Company sells, in a single offering, debt or equity securities in excess of specified amounts.

We have a continuing agreement with Mr. Baty which governs the operating, accounting, and payment procedures relating to the foregoing entities in which Mr. Baty had a financial interest, including prompt repayment of any balances that are temporarily outstanding as a result of normal operations and interest on average outstanding balances at LIBOR plus 3.0%.  As of March 31, 2010, there were no material outstanding balances (net of funds held by us for application to outstanding balances).

In January 2010, the Company entered into a joint venture agreement with BRE/SW Member LLC, an affiliate of Blackstone Real Estate Advisors VI, L.P (“Blackstone”) and Columbia Pacific, an entity controlled by Mr. Baty, pursuant to which the Company, Blackstone and Columbia Pacific formed a joint venture that will operate under the name of BRE/SW Portfolio LLC (the “Sunwest Joint Venture”).  The purpose of the Sunwest Joint Venture is to acquire up to 149 communities currently operated by an Oregon limited liability company (“Sunwest”). Under the Sunwest Joint Venture’s current equity structure, Blackstone will have up to an 80% equity interest and Emeritus and Columbia Pacific will each have up to a 10% equity interest, adjusted downward for any investors that elect to exchange their ownership interest for an equity interest.  Existing Sunwest investors will have the opportunity to acquire equity interests in the Sunwest Joint Venture by opting to sell their ownership interests in the Sunwest communities for cash or exchange their ownership interest in the communities for equity interests in the Sunwest Joint Venture (not to exceed 49% of the total equity in the Sunwest Joint Venture).  Emeritus is the administrative member of the Sunwest Joint Venture.  Emeritus will fund up to an additional $26.0 million to the Sunwest Joint Venture for its equity interest, including estimated working capital and capital expenditure reserve requirements, in addition to closing costs.  The Sunwest Joint Venture Agreement provides for cash distributions from the Sunwest Joint Venture to the members in accordance with their ownership interests; however, Emeritus is entitled to distributions at increasing levels in excess of its ownership percentage if certain Sunwest Joint Venture performance criteria are achieved.  The Sunwest Joint Venture Agreement also provides Emeritus the right of first opportunity in the event that Blackstone desires to sell all or any of the communities or its membership interest in the Sunwest Joint Venture.  The Sunwest Joint Venture Agreement prohibits Emeritus from transferring its interest in the Sunwest Joint Venture without Blackstone's consent.  Emeritus, as administrative member, is responsible for the day-to-day operations of the Sunwest Joint Venture.  However, Blackstone has final authority on certain defined major decisions affecting the Sunwest Joint Venture.  Blackstone may terminate Emeritus as administrative member for certain reasons, including gross negligence, bankruptcy and failure to meet certain standards.  The Sunwest Joint Venture Agreement provides that in the event the Sunwest Joint Venture fails to acquire the communities, Blackstone shall cause the dissolution and orderly liquidation of the Sunwest Joint Venture.

The Sunwest communities proposed to be acquired by the Sunwest Joint Venture pursuant to a purchase and sale agreement entered into on January 15, 2010 among the Sunwest Joint Venture and Sunwest, as amended on February 12, 2010 and March 25, 2010 (the "Sunwest Purchase Agreement"), for approximately $1.3 billion are similar in operating characteristics to the Company’s existing portfolio of senior living communities.  On March 29, 2010, U.S. District Court Judge Michael Hogan approved the Sunwest Purchase Agreement, as amended, resulting in the Sunwest Joint Venture being the lead or “stalking horse” bidder in the Sunwest bankruptcy auction scheduled for May 17, 2010. The Sunwest Joint Venture posted a $50.0 million purchase deposit in conjunction with the signing.  The purchase price includes cash, the assumption of secured debt, and the potential equity rollover of the existing Sunwest investors not to exceed 49% of the total equity in the Sunwest Joint Venture.  The Sunwest Purchase Agreement is subject to a number of contingencies, including various bankruptcy court approvals and finalization of loan modifications with the secured creditors.  The bankruptcy court process also includes an open bidding process that will allow other qualified parties to bid on the portfolio.

As contemplated by the Sunwest Purchase Agreement, the Company anticipates entering into management agreements with the Sunwest Joint Venture to manage the portfolio of communities for a fee equal to 5.0% of gross collected revenues.

While uncertainty remains concerning whether the Sunwest Joint Venture will be the successful bidder on these properties, we currently expect the acquisition to close in the second half of 2010.

2009 Real Estate Purchase

During the second quarter of 2009, we purchased the California homes of Mr. Cobb and Mr. Amparo, the Company’s Executive Vice President—Quality Service and Risk Management, in connection with their required relocation to Seattle following the merger with Summerville in September 2007.  The purchase price for Mr. Cobb’s home was $3,433,333 and the purchase price of Mr. Amparo’s home was $788,000.  The purchase price for each was determined based on an independent appraisal.  Messrs. Amparo and Cobb each signed a noncompetition agreement in consideration of the purchase.

Painted Post

During 1995, Messrs. Baty and Brandstrom formed Painted Post Partners, a New York general partnership (“Painted Post”), to facilitate the operation of assisted living communities in the state of New York for state regulatory reasons.  This partnership later contributed its assets to Painted Post LLC, which is now the successor to the partnership.  We have entered into administrative services agreements with the partnership for the term of the underlying leases.  The administrative services agreements provide for fees that would equal or exceed the profit of a community operated efficiently at full occupancy and, unless reset by agreement of the parties, will increase automatically on an annual basis in accordance with changes in the Consumer Price Index.  In addition, we have agreed to indemnify Messrs. Baty and Brandstrom against losses and, in exchange, they have agreed to assign any profits to us.  As part of their general noncompetition agreements with us, each of Messrs. Baty and Brandstrom has agreed that, in the event either ceases to be a senior executive of Emeritus, he will transfer his interest in Painted Post for a nominal charge to his successor at Emeritus or other person designated by us.  With the retirement of Mr. Brandstrom as Executive Vice President—Finance, his interest in Painted Post will be transferred to Mr. Granger Cobb in 2010.

Summerville Agreements

On September 1, 2007, we acquired all of the outstanding stock of Summerville through a merger of our wholly-owned acquisition subsidiary with Summerville.  Under the terms of the merger agreement, a total of 8,392,656 shares of our common stock were issued: (i) to the Apollo funds, in satisfaction of certain loans from such entities to Summerville, (ii) to certain employees of Summerville in satisfaction of certain incentive compensation arrangements, and (iii) to the stockholders of Summerville, including the Apollo funds.

In connection with the Summerville acquisition, Emeritus, certain entities affiliated with Apollo Real Estate Advisors, Saratoga and certain of its affiliates, and Mr. Baty and certain of his affiliates, entered into an amended and restated shareholders agreement dated March 29, 2007, which became effective upon consummation of the Summerville acquisition.  Pursuant to the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders and the Baty shareholders agreed to vote their shares to elect one representative designated by the Apollo shareholders, one representative designated by the Saratoga shareholders and one representative designated by the Baty shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the Summerville acquisition.  In addition, each of the shareholders who are parties to the amended shareholders agreement agreed that, in the event the shareholder proposes to transfer (other than certain permitted transfers, including sales pursuant to a registration statement under the Securities Act of 1933, sales pursuant to Rule 144 under the Securities Act, transfers to the limited partners or owners of certain shareholders that are entities, and transfers pursuant to gifts and bequests or to certain family members) more than thirty percent of the shares beneficially owned by the shareholder in a transaction or series of related transactions, then the other shareholders shall have the right to participate in such transfer on a pro rata basis.  The amended and restated shareholders agreement will terminate with respect to any shareholder who is a party to the agreement at such time as the shareholder owns less than a certain level of ownership.  The amended shareholders agreement may also be terminated with the unanimous written consent of the shareholders who are party to the agreement.

In addition to the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders, the Baty shareholders, and Granger Cobb, our President and Co-Chief Executive Officer, entered into a registration rights agreement dated March 29, 2007.  Under the registration rights agreement, we agreed to register shares of common stock beneficially owned by these persons under certain circumstances.  In particular, we filed a shelf registration statement, which was declared effected by the SEC on January 16, 2008, to permit public resale of 4,859,008 shares beneficially owned by certain of the Apollo shareholders, and 1,800,000 shares beneficially owned by the Saratoga shareholders. Pursuant to an amendment to the registration rights agreement dated as of March 31, 2010, we are obligated to keep this initial shelf registration statement effective until the earlier of: (1) April 1, 2012, (2) until all of the shares subject to this shelf registration statement have been sold, or (3) until all of the shares subject to this shelf registration statement are sold without restriction under Rule 144 under the Securities Act.  In addition, each of the Apollo shareholders, the Saratoga shareholders and the Baty shareholders have the right to request that we file up to two additional registration statements, one of which may be a shelf registration statement.  We have also granted the shareholders who are parties to the registration rights agreement certain customary incidental, or “piggyback,” registration rights to participate in registrations initiated by us for our own account or other security holders.  The Company and the shareholders who are parties to the registration rights agreement have agreed to certain other related obligations that are customary for agreements of this nature.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2009, our officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements with the exception of the following reports that were inadvertently filed late with the SEC:  (i) Daniel R. Baty, Granger Cobb, Raymond R. Brandstrom, Melanie Werdel, Budgie Amparo, John Cincotta, Jim L. Hanson, James Christopher Hyatt, Eric Mendelsohn, Martin Roffe, Jayne Sallerson, and Leo Watterson each filed late a Form 4 following a stock option grant in November, 2009 and (ii) Jim Hanson filed late an amended Form 3 correcting his initial stock ownership.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors found that the Audit Committee members of Messrs. Busby, Macedonia, and Marks are independent as that term is defined in Section 303A.02 of the New York Stock Exchange listing standards.  The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2009 with the management of Emeritus.  Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.  Based on the discussions and reviews noted above, the Audit Committee recommended to Emeritus’ Board of Directors that the audited financial statements be included in Emeritus’ Annual Report on Form 10-K for fiscal year 2009.

        Audit Committee (2010)

                            Bruce L. Busby (Chairman)
                            Richard Macedonia
                            Robert E. Marks

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in the Proxy Statement

For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting of shareholders next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 20, 2010.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.  Proposals should be addressed to: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

Advanced Notice Procedures for Director Nominations and Other Business

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2011 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advanced written notice of such nomination or proposal in the manner required by our bylaws.  We expect our 2011 annual meeting to be held on May 19, 2011.  Based on this date, under our bylaws notice of nomination or other business must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 18, 2011, and no later than March 21, 2011.  If less than 60 days’ notice or public disclosure of the date of the 2010 annual meeting of shareholders is given, then notice must be received not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or such public disclosure was made.  Any shareholder notice shall set forth:  (i) the name and address of the shareholder making the proposal; (ii) a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares of our stock that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, the language of the proposal and any material interest of the shareholder in presenting the proposal.

Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2011 annual meeting, due to other requirements in the proxy rules.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

A copy of our 2009 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2009, will be mailed with a copy of this proxy statement to any shareholders upon written request to:  Investor Relations, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

APPENDIX A

EMERITUS CORPORATION

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the Emeritus Corporation Amended and Restated 2006 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company's shareholders.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1           Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of at least two directors who are a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.  Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan.  Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.  All references in the Plan to the "Committee" shall be, as applicable, to the Compensation Committee or any other committee or senior executive officer to whom the Board has delegated authority to administer the Plan.

3.2           Administration and Interpretation by Committee

(a)           Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company's employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)           In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

1

(c)           The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's working less than full-time shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)           Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person.  A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1           Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 5,800,000 shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2           Share Usage

(a)           Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.  The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)           The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)           Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)           Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

2

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.  An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6.  AWARDS

6.1           Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2           Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3           Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award.  If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.  Deferral of any Award payment shall satisfy the requirements for exemption from Section 409A of the Code or satisfy the requirements of Section 409A as determined by the Plan Administrator prior to such deferral.

6.4           Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.  OPTIONS

7.1           Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2           Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards.

7.3           Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee, provided such term may not exceed ten years, or, if not so established, shall be ten years from the Grant Date.

7.4           Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or

3

modified by the Committee at any time. If not otherwise established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant's Continuous
Employment or Service With the Company
or Its Related Companies From the Vesting	Portion of Total Option
Commencement Date	That Is Vested and Exercisable
After 1 year	1/4th
After 2 years	1/2
After 3 years	3/4
After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5           Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)           cash, check or wire transfer;

(b)           tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(c)           so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of  proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d)           such other consideration as the Committee may permit.

7.6           Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a)           Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

(b)           Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

4

(i)if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;
(ii)if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and
(iii)the last day of the maximum term of the Option (the "Option Expiration Date").
Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise.  If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c)           A Participant's change in status from an employee to a consultant, advisor or independent contractor, or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required, the following:

8.1           Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3           Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.  The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4           Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

5

8.5           Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of disability, or (c) more than six months following the first day of a Participant's leave of absence that exceeds three months, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7           Code Definitions

For the purposes of this Section 8, "disability," "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.  STOCK APPRECIATION RIGHTS

9.1           Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion.  An SAR may be granted in tandem with an Option or alone ("freestanding").  The grant price of a tandem SAR shall be equal to the exercise price of the related Option.  The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2.  An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee, provided such term may not exceed ten years, or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2           Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:  (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1           Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

6

10.2           Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.  Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3           Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.  PERFORMANCE AWARDS

11.1           Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.  Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2           Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.  Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations").  The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations

7

and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.  The value of the shares so withheld or surrendered may not exceed the employer's minimum required tax withholding rate.

SECTION 14.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the

Award or receive payment under the Award after the Participant's death.  During a Participant's lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.  ADJUSTMENTS

15.1           Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; and (iv) the maximum number and kind of securities set forth in Section 16.3.  The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2           Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3           Company Transaction; Change in Control

15.3.1           Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant or a Related Company, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i)           All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

8

For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii)           All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement.  Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement.  Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii)           Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant's outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.

15.3.2           Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant or a Related Company, in the event of a Change in Control:

(a)           any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b)           any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c)           all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d)           any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3           Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Change in Control Exercise Period"), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of

9

the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a)           for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b)           for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock Unit or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4           Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5           No Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6           Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16.  CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1           Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  cash flows (including, but not limited to, occupancy rate, rate per unit, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net earnings or net income (before or after taxes); return on invested capital; improvements in capital structure; earnings before or after interest, taxes, depreciation, amortization and/or rent; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the "Performance Criteria").  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to

10

the performance of other corporations.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2           Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3           Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Participant may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 500,000 shares of Common Stock.  The maximum dollar value payable with respect to any Awards that are payable in cash subject to this Section 16 and granted to any Participant in any one calendar year shall be $3,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.  AMENDMENT AND TERMINATION

17.1           Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board.  Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2           Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval of the shareholders.

17.3           Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Sections 15 or 18.12 shall not be subject to these restrictions.

SECTION 18.  GENERAL

18.1           No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

11

18.2           Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3           Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4           No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5           Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

12

18.6           Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7           No Trust or Fund

The Plan is intended to constitute an "unfunded" plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8           Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9           Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10           Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

18.11           Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.12           Section 409A of the Code

Notwithstanding anything contained in the Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to the Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code.  If the Plan Administrator determines that any Award is subject to Section 409A, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A.  If the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to the Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or (b) comply with the requirements of Section 409A.

SECTION 19.  EFFECTIVE DATE

The effective date (the "Effective Date") is the date on which the Plan is approved by the shareholders of the Company.

13

APPENDIX A

DEFINITIONS

As used in the Plan,

"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Award, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Change in Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a)           an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), excluding, however, the following:  (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by Daniel R. Baty or any of his affiliates or by Saratoga Partners IV, L.P. or any of its affiliates, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (v) a Related Party Transaction; or

(b)           a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

"Change in Control Exercise Period" has the meaning set forth in Section 15.3.3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" has the meaning set forth in Section 3.1.

"Common Stock" means the common stock, par value $.0001 per share, of the Company.

"Company" means Emeritus Corporation, a Washington corporation.

"Company Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)           a merger or consolidation of the Company with or into any other company or other entity;

14

(b)           a statutory share exchange pursuant to which the Company's outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company's outstanding voting securities; or

(c)           a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

"Compensation Committee" means the Compensation Committee of the Board (or any authorized subcommittee thereof).

"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

"Disability," unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Effective Date" has the meaning set forth in Section 19.

"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

"Entity" means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means the closing sale price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means a right to purchase Common Stock granted under Section 7.

"Outstanding Company Common Stock" has the meaning set forth under "Change of Control" in this Appendix A.

"Outstanding Company Voting Securities" has the meaning set forth under "Change of Control" in this Appendix A.

"Parent Company" means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

"Participant" means any Eligible Person to whom an Award is granted.

"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 11.

"Performance Criteria" has the meaning set forth in Section 16.1.

"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 11.1.

15

"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

"Plan" means the Emeritus Corporation Amended and Restated 2006 Equity Incentive Plan.

''Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

"Related Party Transaction" means a Company Transaction pursuant to which:

(a)           the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b)           no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c)           individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the Board of Directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

"Restricted Stock" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

"Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "Retirement" as defined for purposes of the Plan by the Committee or the Company's chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.

"Section 409A" means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Stock Appreciation Right" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

"Stock Award" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

"Stock Unit" means an Award denominated in units of Common Stock granted under Section 10.

"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

16

"Termination of Service" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding.  Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

17

APPENDIX B

EMERITUS CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

SECTION 1    PURPOSES

The purpose of the Emeritus Corporation Amended and Restated Stock Option Plan for Non-Employee Directors (this "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors for Emeritus Corporation (the "Company") and to provide added incentive to such directors by providing an opportunity for stock ownership in the Company.

SECTION 2    ADMINISTRATION

The administrator of this Plan (the "Plan Administrator") shall be the Board of Directors of the Company (the "Board").  Subject to the terms of this Plan, the Plan Administrator shall have the power to construe the provisions of this Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under this Plan with respect to outstanding stock options held by such member.

SECTION 3    SHARES SUBJECT TO THE PLAN

Subject to adjustment in accordance with Section 6 hereof, the total number of shares of the Company's common stock (the "Common Stock") for which options may be granted under this Plan is 550,000 (the "Shares").  The Shares shall be shares currently authorized but unissued or subsequently acquired by the Company and shall include shares representing the unexercised portion of any option granted under this Plan which expires or terminates without being exercised in full.

SECTION 4    ELIGIBILITY

Each member of the Board elected or appointed who is not otherwise an employee of the Company or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to receive nonqualified stock options under the Plan.

4.1           New Director Grants

Each member of the Board who is an Eligible Director shall automatically receive a nonqualified stock option to purchase 2,500 Shares immediately following his or her initial election or appointment to the Board (each a "New Director Grant").  New Director Grants shall be fully vested on the date of grant.

4.2           Annual Grants

Commencing with the 1997 annual meeting of shareholders, each Eligible Director shall automatically receive a nonqualified stock option to purchase 7,500 Shares immediately following each year's annual meeting of shareholders (each an "Annual Grant").  Annual Grants shall fully vest on the day immediately prior to the next succeeding annual meeting of shareholders.

SECTION 5    TERMS AND CONDITIONS OF OPTIONS

Each option granted to an Eligible Director under this Plan and the issuance of Shares thereunder shall be subject to the following terms:

5.1           Option Agreement

Each option shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company.  Each Agreement shall comply with and be subject to the terms and conditions of this Plan.  Any Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator.

1

5.2           Option Exercise Price

The option exercise price for an option shall be the closing price, or if there is no closing price, the mean between the high and the low sale price of shares of Common Stock on the New York Stock Exchange on the day the option is granted or, if no Common Stock was traded on such date, on the next succeeding day on which Common Stock is so traded.

5.3           Vesting and Exercisability

Each New Director Grant shall be fully vested on the date of grant and each Annual Grant shall fully vest on the day immediately prior to the first annual shareholders meeting occurring after such Annual Grant; provided, however, that the Plan Administrator shall have the authority, at any time following the date of an Annual Grant, to allow such Annual Grant to vest at an earlier date or to waive the vesting requirement of such Annual Grant entirely.

5.4           Time and Manner of Exercise of Option

Each option may be exercised in whole or in part at any time and from time to time, subject to shareholder approval of this Plan; provided, however, that no fewer than 100 of the Shares purchasable under the option (or the remaining Shares then purchasable under the option, if less than 100) may be purchased upon any exercise of any option hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (a) in cash or by check, (b) in shares of Common Stock already owned for at least six months by the person exercising the option, valued at fair market value at the time of such exercise, or (c) to the extent permitted by law, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

5.5           Term of Options

Each option shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

(a)           In the event that an Optionee ceases to be a director of the Company for any reason other than the death of the Optionee, the Optionee's vested options may be exercised by him or her only within three months after the date such Optionee ceases to be a director of the Company.

(b)           In the event of the death of an Optionee, whether during the Optionee's service as a director or during the three-month period referred to in Section 5.5(a), the Optionee's vested options shall be exercisable, and such options shall expire unless exercised within twelve months after the date of the Optionee's death, by the legal representatives or the estate of such Optionee, by any person or persons whom the Optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

5.6           Transferability

During an Optionee's lifetime, an option may be exercised only by the Optionee.  Options granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit an Optionee to designate in writing during the Optionee's lifetime a beneficiary to receive and exercise options in the event of the Optionee's death (as provided in Section 5.5(b)).  Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

5.7           Participant's or Successor's Rights as Shareholder

Neither an Optionee nor the Optionee's successor in interest shall have any rights as a shareholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

2

5.8           Limitation as to Directorship

Neither this Plan, nor the granting of an option, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

5.9           Regulatory Approval and Compliance

The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under this Plan, or record as a holder of record of Shares the name of the individual exercising an option under this Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

SECTION 6    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

6.1           Recapitalization

The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

6.2           Effect of Liquidation, Reorganization or Change in Control

6.2.1           Cash, Stock or Other Property for Stock

Except as provided in subsection 6.2.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, each option shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, reorganization or liquidation to exercise such option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

6.2.2           Conversion of Options on Stock for Stock Exchange

If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, or reorganization, all options shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 6.2.1.  The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of shares of the Common Stock receive in such merger, consolidation, acquisition of property or stock, or reorganization.

6.3           Fractional Shares

In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

SECTION 7    EXPENSES

All costs and expenses of the adoption and administration of this Plan shall be borne by the Company; none of such expenses shall be charged to any Optionee.

3

SECTION 8    COMPLIANCE WITH RULE 16b-3

It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act.  Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

SECTION 9    AMENDMENT AND TERMINATION

The Board may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that if required by applicable law, regulation or stock exchange rule, no amendment that would

(a) materially increase the number of Shares that may be issued under this Plan,

(b) materially modify the requirements as to eligibility for participation in this Plan,

(c) materially increase the benefits accruing to participants under this Plan, or

(d) otherwise require shareholder approval under any applicable law or regulation shall be made without the approval of the Company's shareholders.

SECTION 10    EFFECTIVE DATE AND DURATION

This Plan shall be effective on November 20, 1995, the effective date of the Company’s registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the Company’s initial underwritten public offering.  This Plan shall continue in effect until it is terminated by action of the Board or the Company's shareholders, but such termination shall not affect the then-outstanding terms of any options.

4

Emeritus Corporation

2010 Annual Meeting of Shareholders

May 20, 2010, 10:00 a.m. Pacific time

Washington Athletic Club

Heritage Room

1325 Sixth Avenue

Seattle, Washington 98101

Directions

Northbound I-5 (from Tacoma)

Take the Seneca Street exit.

Turn right onto 6th Avenue.

Southbound I-5 (from Everett/520)

Take the Union Street exit.

From Union, turn left on 5th Avenue.

Turn left on University Street.

Turn left on 6th.

Westbound I-90 (from the Eastside)

Merge onto I-5 North.

Take the Madison Street exit.

Turn left on Madison.

Turn right on 6th Avenue.

Northbound Aurora (Highway 99)

Take the Seneca Street exit.

Turn left on 1st Avenue.

Turn right on University Street.

Turn left on 6th Avenue.

Southbound Aurora (Highway 99)

Take the Denny Street exit.

Keeping to the right, cross Denny.

Turn left on 5th Avenue.

Turn left on University Street.

Turn left on 6th Avenue.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting.

EMERITUS CORPORATION

INTERNET
http://www.proxyvoting.com/esc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

70165

Fulfillment
70372

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 THROUGH 4.

Please mark your votes as indicated in this example **X**

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS Nominees: 01 Stanley L. Baty, 02 Raymond R. Brandstrom, 03 Granger Cobb, 04 Richard W. Macedonia	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

Will Attend Meeting ☐ **YES**

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature ______________________ **Signature** ______________________ **Date** __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Emeritus Corporation account online.

Access your Emeritus Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Emeritus Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Notice, Proxy Statement and the 2009 Annual Report to Shareholders are available at: **http://www.proxyvoting.com/esc**

▼ FOLD AND DETACH HERE ▼

PROXY

EMERITUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Granger Cobb and Robert C. Bateman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy, all the shares of Emeritus Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 20, 2010, 10:00AM (Pacific Time) at the Heritage Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. **If no such direction is made, in this signed proxy it will be voted in accordance with the board of directors' recommendation.**

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

70165

Fulfillment
70372